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PROSPECTUS SUPPLEMENT

Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-212975

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated March 29, 2017

Prospectus Supplement
(To Prospectus Dated August 8, 2016)

$500,000,000

              % Senior Notes due 2025

We are offering $500,000,000 aggregate principal amount of         % senior notes due 2025 (the "notes"). The notes will mature on                                        , 2025. Interest on the notes is payable on                            and                            of each year, and the first interest payment date will be                                        , 2017.

We intend to use a portion of the net proceeds from this offering to repay all of the outstanding borrowings under our revolving credit facility and all of the outstanding amounts due in respect of our tranche A term loans, as well as to pay related fees and expenses. We intend to use the remaining portion of the net proceeds from this offering for general corporate purposes, which could include, among other things, repayment of other long term debt or possible acquisitions.

We may redeem some or all of the notes at any time on or after                           , 2020 at the redemption prices set forth in this prospectus. We may redeem up to 40% of the aggregate principal amount of the notes prior to                           , 2020 with the net proceeds from certain equity offerings. We may also redeem some or all of the notes at any time prior to                           , 2020 at a redemption price equal to the "make whole" amount set forth in this prospectus supplement. In addition, if we sell certain of our assets or experience certain kinds of changes of control, we may be required to offer to repurchase the notes at the repurchase price set forth in this prospectus supplement. Redemption and repurchase prices are set forth under "Description of Notes—Optional Redemption" and "—Repurchase at the Option of Holders."

The notes will be our unsecured senior obligations and will be guaranteed on an unsecured senior basis by each of our existing and future domestic subsidiaries. The notes and the guarantees will rank pari passu in right of payment to all of our and the guarantors' existing and future unsecured senior debt, including our 4.625% senior notes due 2021 (the "2021 notes"), and will rank senior in right of payment to our and such guarantors' other existing and future subordinated debt. The notes and the guarantees will be effectively subordinated to all of our and the guarantors' secured indebtedness (including all borrowings and other obligations under our credit agreement) to the extent of the value of the collateral securing such indebtedness and effectively junior in right of payment to all existing and future indebtedness and other liabilities of our subsidiaries that do not guarantee the notes.

Investing in the notes involves risks. See "Risk Factors" beginning on page S-18 of this prospectus supplement. We urge you to carefully read the "Risk Factors" section before you make your investment decision.

	Price to Public		Underwriting Discounts		Proceeds to B&G Foods (Before Expenses)
Per Note		%		%		%
Total	$		$		$

Interest on the notes will accrue from                                        , 2017 to the date of delivery.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is accurate or complete. Any representation to the contrary is a criminal offense.

The underwriters expect that delivery of the notes and the guarantees will be made in book-entry form through The Depository Trust Company for the account of its participants on or about                                         , 2017, subject to conditions.

Joint Book-Running Managers
Barclays	BofA Merrill Lynch	RBC Capital Markets

BMO Capital Markets	Credit Suisse	Deutsche Bank Securities

Co-Managers
Citizens Capital Markets	Rabo Securities	TD Securities

The date of this prospectus supplement is March              , 2017

PROSPECTUS SUPPLEMENT

PROSPECTUS

        This document is in two parts. The first part is this prospectus supplement, which describes, adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement controls.

        You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by or on behalf of us, or on any information to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus supplement is not an offer to

S-i

sell or solicitation of an offer to buy the notes in any circumstances under which the offer or sale is unlawful. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference regardless of the time of delivery of this prospectus supplement or of the notes. Our financial condition, results of operations and business prospects may have changed since those dates.

        The terms "B&G Foods," "our," "we," "company" and "us," as used in this prospectus supplement, refer to B&G Foods, Inc. and its wholly owned subsidiaries, except where it is clear that the term refers only to the parent company.

        Throughout this prospectus supplement, we refer to our fiscal years ended December 29, 2012, December 28, 2013, January 3, 2015, January 2, 2016 and December 31, 2016 as "fiscal 2012," "fiscal 2013," "fiscal 2014," "fiscal 2015," and "fiscal 2016," respectively.

TRADEMARKS

        Ac'cent®, All Fruit®, B&G®, B&M®, Bagel Crisps®, Baker's Joy®, Bear Creek Country Kitchens®, Brer Rabbit®, Canoleo®, Cary's®, Cream of Rice®, Cream of Wheat®, Devonsheer®, Don Pepino®, Durkee®, Grandma's®, Green Giant®, JJ Flats & Design®, Joan of Arc®, Las Palmas®, Le Sueur®, Mama Mary's®, Maple Grove Farms of Vermont®, Molly McButter®, Mrs. Dash®, New York Flatbreads®, New York Style®, Old London & Design®, Original Tings Crunch On & Design®, Ortega®, Panetini®, Pirate's Booty®, Polaner®, Regina®, Sa-són Ac'cent®, Sclafani®, Smart Puffs®, Spice Islands®, Spring Tree®, Static Guard®, Sugar Twin®, Tone's®, Trappey's®, TrueNorth®, Underwood®, Vermont Maid®, Victoria® and Wright's® are registered trademarks of our company or one of our subsidiaries, and Bloch & Guggenheimer™, MacDonald's™, Red Devil™, and Sa-són™ are trademarks of our company or one of our subsidiaries.

        Emeril's® is a registered trademark of MSLO Shared IP Sub LLC used under license by our company.

        Crock-Pot® is a registered trademark of Sunbeam Products, Inc. used under license by our company.

        Weber® is a registered trademark of Weber-Stephen Products LLC used under license by our company.

        All other trademarks used in this prospectus supplement are trademarks or registered trademarks of their respective owners.

S-ii

SUMMARY

        This summary highlights certain information appearing elsewhere in this prospectus supplement and should be read together with the more detailed information and financial data and statements contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus.

 Our Company

Overview

        We manufacture, sell and distribute a diverse portfolio of high quality, shelf-stable and frozen foods across the United States, Canada and Puerto Rico. Many of our branded products have leading regional or national market shares. Our business is characterized by a stable and growing revenue base from our existing product portfolio and is augmented by acquisitions of highly attractive, shelf-stable and frozen brands. On a consolidated basis, our operating income margin is among the highest in the packaged food industry. Additionally, we generate strong cash flows as a result of our attractive margins, efficient working capital management, modest capital expenditure requirements and tax efficiencies achieved through our acquisitions. We believe that these characteristics enable our company to be a leader in successfully achieving sales growth for shelf-stable and frozen branded products and executing an aggressive, disciplined acquisition strategy.

        B&G Foods, including our subsidiaries and predecessors, has more than 125 years of experience in the marketplace. We have a well established sales, marketing and distribution infrastructure that enables us to sell our products in all major U.S. food distribution channels. These channels include supermarkets, mass merchants, wholesalers, food service accounts, warehouse clubs, non-food outlets, such as drug store chains and dollar stores, specialty distributors, military commissaries and e-tailers. We have developed and leveraged this infrastructure through our acquisition of more than 45 high quality brands since 1996. Our history includes a number of acquisitions of non-core brands from large, global packaged food companies, such as the B&M, Underwood, Ac'cent, Joan of Arc, Sa-són Ac'cent and Las Palmas brands from Pillsbury in 1999, the Ortega brand from Nestlé in 2003, the Grandma's Molasses brand from Cadbury Schweppes in 2006, the Cream of Wheat and Cream of Rice brands from Kraft in 2007, the Mrs. Dash, Sugar Twin, Baker's Joy, Molly McButter and Static Guard brands from Unilever in 2011, the New York Style, Old London, Devonsheer and JJ Flats brands from Chipita America in 2012, the Green Giant and Le Sueur brands from General Mills in 2015 and the Spice Islands, Tone's, Durkee and Weber brands from ACH Food Companies in 2016. Based on our demonstrated record of successful acquisitions, we believe that we are well-positioned as a strategic acquirer of non-core brands from large, global packaged food companies. We have also successfully acquired businesses from smaller, private companies, as well as private equity and individual sellers, including most recently Victoria Fine Foods, LLC, including the Victoria brand, from Huron Capital Partners and certain other sellers in 2016, Spartan Foods of America, Inc., and related entities, including the Mama Mary's brand, from Linsalata Capital Partners and certain other sellers in 2015; Specialty Brands of America, including the Bear Creek Country Kitchens, Spring Tree, Cary's, MacDonald's, New York Flatbreads and Canoleo brands, from affiliates of American Capital in 2014; Pirate Brands, including the Pirate's Booty, Smart Puffs and Original Tings brands, from affiliates of VMG Partners and Driven Capital Management and certain other entities and individuals in 2013; and the TrueNorth brand from DeMet's Candy Company in 2013.

Our Competitive Strengths

        We believe that our success in the packaged food industry and our financial results are due in large part to the following competitive strengths:

        Portfolio of high-margin brands with leading market positions in key growth segments.    We are focused on operating smaller, high-margin brands. We have assembled a diverse portfolio of brands consisting primarily of niche or specialty products with strong market positions and high operating income margins. Several of our brands compete in categories that benefit from positive consumer spending trends. For example, our Green Giant and Le Sueur brands compete in a category well-positioned to benefit from the health and wellness trend, our Pirate Brands products compete in the better-for-you snacks segment, and our Ortega, Las Palmas and Sa-són Ac'cent brands compete in the U.S. Mexican and Hispanic market segment. We believe that our diverse product portfolio provides a strong platform to capture growth in the packaged food industry and to generate strong profitability and significant cash flows while mitigating the financial impact of competitive pressure or commodity cost increases in any single brand or product.

        Well-developed and proven acquisition platform.    We believe that our focus branded products, favorable relationships with retailers, operations and marketing expertise and leading acquisition integration capabilities allow us to be highly successful in growing our product and brand portfolio. We have acquired and successfully integrated over 45 brands since 1996. We seek to acquire shelf-stable and frozen food brands with leading market positions, identifiable growth opportunities and high and sustainable margins that will add to our cash flows and return on capital. Our focus on shelf-stable and frozen branded products allows us to drive attractive profitability and gain efficiencies from our sales and distribution and general and administrative systems. We believe that our acquisition expertise and ability to integrate businesses quickly lead to successful expansion of acquired brands and the realization of significant cost synergies. As a result, we believe that we are an acquirer preferred by large, global packaged food companies for their non-core brands. We have successfully completed acquisitions from sellers such as ACH Food Companies, General Mills, Chipita America, Unilever, Kraft, Cadbury Schweppes, Nestlé, Pillsbury and Nabisco. Our acquisitions of the Tone's, Weber, Green Giant, Mama Mary's, Pirate's Booty, Bear Creek Country Kitchens, Mrs. Dash, Cream of Wheat and Ortega brands are examples of our ability to acquire leading shelf-stable brands with high profitability from large packaged food companies and private investors.

        Track record of new product introductions.    We have demonstrated the ability to develop new products and product extensions rapidly, and we have been able to deliver these new products to our customers quickly. We have generally been able to develop these products from concept to final product and deliver these products to our customers' shelves within six months of development. We work directly with certain of our customers to implement new product introduction in markets where we expect significant growth. For example, new products we have introduced in recent years include Green Giant Veggie Tots, Green Giant Riced Veggies, Green Giant Mashed Cauliflower, Cream of Wheat To-Go Cups, Crock-Pot Seasoning Mixes, No Salt Added Joan of Arc Kidney Beans, Bear Creek Country Kitchens Dry Soup Mix Bowls, Ortega Reduced Sodium Taco Seasoning and Ortega Fiesta Flats Flat Bottom Taco Shells.

        Diversity of customers and distribution channels.    We sell our products through all major U.S. food distribution channels, including supermarkets, mass merchants, warehouse clubs, wholesalers, food service accounts, specialty distributors, military commissaries and non-food outlets such as drug store chains and dollar stores. We have strong, long standing, national relationships with all our major customers. Our customers include Wal-Mart, Kroger, C&S Wholesale Grocers, Supervalu, Publix, Wakefern, Cracker Barrel, Costco, Target, Sysco and Safeway. The breadth of our multiple-channel sales and distribution system allows us to capitalize on above-average growth trends within certain of these distribution channels and expand distribution of acquired brands. Our diverse distribution channels have also contributed to our ability to maintain a broad customer base, with sales to our ten largest customers accounting for 56.0% of our net sales for fiscal 2016.

        Strong cash flow generation.    We have generated significant cash flows from our operations. Beginning with fiscal 2012 through fiscal 2016, we have generated cumulative net cash provided by operating activities of $732.7 million. Our strong financial performance is a result of our attractive operating income margins, efficient working capital management, modest capital expenditure requirements and tax efficiencies achieved through our acquisitions. Our business continues to be positioned to generate strong cash flows.

        Experienced management team with proven track record.    Our management team has extensive food industry experience and long standing experience managing our company in a highly competitive environment. Our chief executive officer has been with us 34 years. Most of our other executive officers have many years of experience with B&G Foods or otherwise within the industry. Our management team has acquired and integrated over 45 brands successfully since 1996 and has developed and implemented a business strategy which has enabled us to become a highly successful manufacturer and distributor of a diverse portfolio of shelf-stable and frozen branded products.

Growth Strategy

        Our goal is to continue to increase sales, profitability and cash flows by enhancing our existing portfolio of shelf-stable and frozen branded products and by capitalizing on our competitive strengths. We intend to implement our growth strategy through the following initiatives:

        Expand brand portfolio with acquisitions of complementary branded businesses.    We intend to continue expanding our brand portfolio by acquiring shelf-stable and frozen brands with leading market positions, strong brand equity, distribution expansion opportunities and compelling cost efficiencies at attractive valuations. We believe we can continue our track record of building and improving acquired brands post-acquisition through increased management focus and integration into our well-established manufacturing, sales, distribution and administrative infrastructure. We believe we are well-positioned as a preferred acquirer to capitalize on the trend of large packaged food companies divesting smaller, non-core, yet profitable, brands to increase their focus on their large, global brands.

        Continue to develop new products and deliver them to market quickly.    We intend to continue to leverage our new product development capability and our sales and distribution breadth to introduce new products and product extensions. Our management has demonstrated the ability to launch new products quickly. Examples of the new products we have introduced in recent years are listed above under "Our Competitive Strengths—Track record of new product introductions."

        Leverage our multiple-channel sales and distribution system.    Our multiple-channel sales and distribution system allows us to capitalize on growth opportunities through the quick and efficient introduction of new and acquired products to our customers. We continue to strengthen our sales and distribution system in order to realize distribution economies of scale and provide an efficient, national platform for new products by expanding distribution channels, enlarging geographic reach, more effectively managing trade spending, improving packaging and introducing line extensions.

        Continue to focus on higher growth distribution channels and customers.    We sell our products through all major U.S. food distribution channels, including supermarkets, mass merchants, wholesalers, food service accounts, warehouse clubs, specialty distributors, military commissaries and non-food outlets such as drug store chains and dollar stores. Our distribution breadth allows us to benefit from high growth channels such as mass merchants, warehouse and club stores, specialty distributors, convenience stores, drug stores, e-tailers, vending machines and food services. We intend to continue to create products specific to our higher growth distribution channels and customers.

History

        B&G Foods, including our subsidiaries and predecessors, has been in business for more than 125 years. Our company has been built upon a successful track record of both organic and acquisition-related growth. We have acquired more than 45 brands since 1996, demonstrating our ability to acquire, integrate and grow branded products.

        The table below includes some of the acquisitions we have completed in recent years:

Date	Acquisition
October 2012	Acquisition of the New York Style, Devonsheer, JJ Flats and Old London brands from Chipita America, Inc.
May 2013	Acquisition of the TrueNorth brand from DeMet's Candy Company.
July 2013	Acquisition of Pirate Brands, LLC, including the Pirate's Booty, Smart Puffs and Original Tings brands from affiliates of VMG Partners and Driven Capital Management, and certain other entities and individuals.
April 2014	Acquisition of Specialty Brands of America, Inc. and related entities, including the Bear Creek Country Kitchens, Spring Tree, Cary's, MacDonald's, New York Flatbreads and Canoleo brands, from affiliates of American Capital, Ltd.
July 2015	Acquisition of Spartan Foods of America, Inc., and related entities, including the Mama Mary's brand from Linsalata Capital Partners and certain other sellers.
November 2015	Acquisition of the Green Giant and Le Sueur brands from General Mills, Inc.
November 2016	Acquisition of the spices & seasonings business of ACH Food Companies, Inc., including the Spice Islands, Tone's, Durkee and Weber brands.
December 2016	Acquisition of Victoria Fine Foods, LLC, including the Victoria brand, from Huron Capital Partners and certain other sellers.

Products and Markets

        The following is a brief description of our brands and product lines:

Brand	Year Originated	Description
Green Giant and Le Sueur	1903	• For more than 100 years, the Green Giant and Le Sueur vegetables have been grown and picked at the peak of perfection in the Valley of the Jolly Green Giant • Shelf-stable and frozen vegetables

Ortega	1897	• Taco shells, tortillas, seasonings, dinner kits, taco sauces, peppers, refried beans, salsas and related food products

Pirate Brands	1987	• Baked, trans fat free and gluten free snack products such as Pirate's Booty, Smart Puffs and Original Tings

Tone's	1873	• Responsible for many of the early advancements in the spice industry

Maple Grove Farms of Vermont	1915	• A leading brand of pure maple syrup • Also includes gourmet salad dressings, sugar free syrups, marinades, fruit syrups, confections, pancake mixes and organic products

Brand	Year Originated	Description
Mrs. Dash	1983

•

The original brand in salt-free seasonings; available in more than a dozen blends

•

Also offers salt-free marinades

•

The brand essence of Mrs. Dash, "Salt-Free, Flavor-Full," resonates with consumers and underscores the brand's commitment to provide "better-for-you" products that fulfill consumers' expectations for taste

Cream of Wheat	1893

•

One of the most trusted and widely recognized brands of hot cereals sold in the United States

•

Cream of Wheat is available in Original, Whole Grain and Maple Brown Sugar stove top, and also in instant packets and cups of original and other flavors

•

Cream of Rice is a gluten-free rice-based hot cereal

Bear Creek Country Kitchens	1992	• The leading brand of hearty dry soups in the United States. Also offers a line of savory pasta dishes and hearty rice dishes

Mama Mary's	1986	• A leading brand of shelf-stable pizza crust • Also offers pizza sauces and premium gourmet pepperoni slices

Victoria	1929	• A variety of premium pasta and specialty sauces, savory condiments and tasty gourmet spreads

Las Palmas	1922	• Authentic Mexican enchilada sauce, chili sauce and various pepper products

Polaner	1880

•

Fruit-based spreads as well as jarred wet spices such as chopped garlic and oregano

•

Polaner All Fruit is a leading national brand of fruit-juice sweetened fruit spread

•

Polaner Sugar Free is the second leading national brand of sugar free preserves

Weber	2006	• A wide range of grilling seasoning blends, rubs, marinades, sprays and sauces

Brand	Year Originated	Description
Spice Islands	1941	• A leading premium spices and extracts brand offering a diverse line of high quality products, including spices, seasonings, dried herbs, extracts, flavorings and sauce blends

Bloch & Guggenheimer	1889	• Shelf-stable pickles, relishes, peppers, olives and other related specialty items

New York Style	1985	• Foods for snacking and entertaining, including Original Bagel Crisps, Mini Bagel Crisps, Pita Chips and Panetini Italian Toast

Spring Tree	1976	• Pure maple syrup and sugar free syrup

TrueNorth	2008

•

TrueNorth nut cluster snacks combine freshly roasted nuts, a dash of sea salt and just a hint of sweetness. Their bite-sized shape makes them ideal for between meal snacking and on-the-go nourishment

B&M	1927	• The original brand of brick-oven baked beans and remains one of the very few authentic baked beans • Includes a variety of baked beans and brown bread

Underwood	1870	• Underwood meat spreads include deviled ham, white-meat chicken, roast beef, corned beef and liverwurst

Ac'cent	1947	• A flavor enhancer for meat preparation and is generally used on beef, poultry, fish and vegetables

Emeril's	2000	• Introduced under a licensing agreement with celebrity chef Emeril Lagasse • Pasta sauces, seasonings, cooking stocks, mustards and cooking sprays

Trappey's	1898	• High quality peppers and hot sauces, including Trappey's Red Devil

Grandma's	1890	• Molasses offered in two distinct styles: Grandma's Original Molasses and Grandma's Robust Molasses

Brand	Year Originated	Description

Don Pepino and Sclafani	1955 and 1900	• Primarily include pizza and spaghetti sauces, whole and crushed tomatoes and tomato puree

Joan of Arc	1895	• Canned beans including kidney, chili and other beans

Old London	1932	• Old London has a wide variety of flavors available in melba toasts, melba rounds and other snacks. Old London also markets specialty snacks under the Devonsheer and JJ Flats brand names

Static Guard	1978	• The number one brand name in static elimination sprays, created the anti-static spray category

Cary's	1904	• The oldest brand of pure maple syrup in the United States. Cary's also offers sugar free syrup

Regina	1949	• Vinegars and cooking wines • Products are most commonly used in the preparation of salad dressings as well as in a variety of recipe applications, including sauces, marinades and soups

Baker's Joy	1968	• The original brand of no-stick baking spray with flour

Sugar Twin	1968	• A calorie free sugar substitute • Mainly distributed in Canada

Wright's	1895	• A seasoning that reproduces the flavor and aroma of pit smoking in meats, chicken and fish; offered in three flavors: Hickory, Mesquite and Applewood

Durkee	1850	• An early leader in the spice industry

Brer Rabbit	1907	• Mild and full-flavored molasses products and a blackstrap molasses product

Brand	Year Originated	Description
Sa-són Ac'cent	1947	• A flavor enhancer used primarily for Puerto Rican and Hispanic food preparation • Offered in four flavors: Original, Coriander and Achiote, Garlic and Onion, and Tomato

New York Flatbreads	1987	• Thin, crispy, flavorful crispbread that is available in several toppings

Vermont Maid	1919	• Vermont Maid syrup is available in regular, sugar-free and sugar-free butter varieties • Mainly distributed in New England

Molly McButter	1987	• A sprinkle, available in butter and cheese flavors

Our Corporate Information

        We are a Delaware corporation. Our corporate headquarters are located at Four Gatehall Drive, Parsippany, New Jersey 07054, and our telephone number is 973.401.6500. Our web site address is www.bgfoods.com. The information contained on our web site is not part of this prospectus supplement and is not incorporated in this prospectus supplement by reference.

Summary of the Offering

Issuer	B&G Foods, Inc.
Notes Offered	$500,000,000 in aggregate principal amount of % senior notes due 2025.
Maturity Date	, 2025.
Interest Payment Dates	and of each year, commencing , 2017.
Guarantees
Our obligations under the notes will be jointly and severally and fully and unconditionally guaranteed on a senior basis by all of our existing and future domestic subsidiaries. For a discussion of the risks relating to the guarantees, see "Risk Factors—Although the notes are referred to as "senior" notes, your right to receive payments on these notes is effectively subordinated to the rights of our existing and future secured creditors. Further, the guarantees of these notes are effectively subordinated to all the guarantors' existing and future secured indebtedness." and "—Federal and state fraudulent transfer laws permit a court to void the notes and the guarantees, and, if that occurs, you may not receive any payments on the notes or the guarantees."
Ranking	The notes and the subsidiary guarantees will be our and the guarantors' general unsecured obligations and:
• will be effectively junior in right of payment to all of our and the guarantors' secured indebtedness to the extent of the value of the assets pledged to secure those obligations;
• will be effectively junior in right of payment to all existing and future indebtedness and other liabilities of our subsidiaries that do not guarantee the notes;
• will be pari passu in right of payment to all of our and the guarantors' existing and future unsecured senior debt, including the 2021 notes; and
• will be senior in right of payment to all of our and the guarantors' future subordinated debt.

As of December 31, 2016, after giving effect to the completion of this offering and the use of proceeds therefrom, we would have had $640.1 million principal amount of outstanding senior secured debt and $1.2 billion principal amount of outstanding senior unsecured debt. In addition, as of December 31, 2016, after giving effect to the completion of this offering and the use of proceeds therefrom, we would have had the ability to borrow up to $498.0 million under our revolving credit facility (net of $2.0 million reserved for issued and outstanding letters of credit), which would be effectively senior in right of payment to the notes.

As of December 31, 2016, after giving effect to the completion of this offering and the use of proceeds therefrom, our three foreign subsidiaries, B&G Foods Canada, ULC, B&G Foods Manufacturing Mexico, S. de R.L. de C.V. and Sirops Maple Grove Inc., that do not guarantee the notes would have no indebtedness outstanding other than intercompany indebtedness. As of December 31, 2016, the total assets and total liabilities of our non-guarantor subsidiaries were approximately $111.3 million and $15.1 million, respectively, and, for the year ended December 31, 2016, our non-guarantor subsidiaries generated approximately $139.0 million and $19.3 million of our net sales and net income, respectively.
Optional Redemption	On or after , 2020, we may redeem some or all of the notes at the redemption prices set forth under "Description of Notes—Optional Redemption."

Prior to , 2020, we may redeem up to 40% of the aggregate principal amount of the notes issued under the indenture from the proceeds of one or more equity offerings at the redemption prices set forth under "Description of Notes—Optional Redemption."

At any time prior to , 2020, we may on any one or more occasions redeem all or a part of the notes at a redemption price equal to 100% of the principal amount of the notes redeemed, plus a "make whole premium" as of, and accrued and unpaid interest, if any, to the date of redemption. See "Description of Notes—Optional Redemption."
Sale of Assets; Change of Control
If we or any of the guarantors sell certain assets or experience specific kinds of changes in control, we must offer to purchase the notes at the prices set forth under "Description of Notes—Asset Sales" and "—Change of Control" plus accrued and unpaid interest, to the date of repurchase.
Covenants	We will issue the notes under an indenture among us, the guarantors and the trustee. The indenture (among other things) will limit our ability and the ability of the guarantors to:
• incur or guarantee additional indebtedness and issue preferred stock;
• make restricted payments, including investments;
• sell assets;
• sell all or substantially all of our assets or consolidate or merge with or into other companies;
• enter into certain transactions with affiliates;
• create liens;
• create unrestricted subsidiaries; and

• enter into sale and leaseback transactions.
Each of the covenants is subject to a number of important exceptions and qualifications. See "Description of Notes—Certain Covenants."
Use of Proceeds
We intend to use a portion of the net proceeds from this offering to repay all of the outstanding borrowings under our revolving credit facility and all of the outstanding amounts due in respect of our tranche A term loans, as well as to pay related fees and expenses. We intend to use the remaining portion of the net proceeds from this offering for general corporate purposes, which could include, among other things, repayment of other long term debt or possible acquisitions.
Governing Law	The notes will be governed by the laws of the State of New York.
Conflicts of Interest
Because affiliates of each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, BMO Capital Markets Corp., Rabo Securities USA, Inc. and TD Securities (USA) LLC are lenders under our revolving credit facility and/or tranche A term loan facility and each will receive 5% or more of the net proceeds of this offering due to the repayment of borrowings under these two facilities, each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, BMO Capital Markets Corp., Rabo Securities USA, Inc. and TD Securities (USA) LLC is deemed to have a conflict of interest within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (FINRA). Accordingly, this offering will be conducted in accordance with FINRA Rule 5121, which requires, among other things, that a "qualified independent underwriter" participate in the preparation of, and exercise the usual standards of "due diligence" with respect to, the registration statement and this prospectus. Barclays Capital Inc. has agreed to act as a qualified independent underwriter for this offering and to undertake the legal responsibilities and liabilities of an underwriter under the Securities Act, specifically including those inherent in Section 11 thereof. Barclays Capital Inc. will not receive any additional fees for serving as a qualified independent underwriter in connection with this offering. We have agreed to indemnify Barclays Capital Inc. against liabilities incurred in connection with acting as a qualified independent underwriter, including liabilities under the Securities Act. See "Underwriting (Conflicts of Interest)—Conflicts of Interest."

        See "Description of Notes" for a more detailed discussion of the notes.

Risk Factors

        You should carefully consider the information under the caption "Risk Factors" and all other information in this prospectus supplement before investing in the notes.

 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

        The following summary historical consolidated financial data should be read in conjunction with "Selected Historical Consolidated Financial Data," included elsewhere in this prospectus supplement, "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference into this prospectus supplement, and our audited consolidated financial statements and notes to those statements incorporated by reference into this prospectus supplement. Our summary historical consolidated statement of operations data for fiscal 2014, fiscal 2015 and fiscal 2016 have been derived from our audited consolidated financial statements incorporated by reference into this prospectus supplement. Our summary historical consolidated balance sheet data for fiscal 2015 and fiscal 2016 have been derived from our audited consolidated financial statements incorporated by reference into this prospectus supplement. Our summary historical consolidated balance sheet data for fiscal 2014 has been derived from our audited consolidated financial statements that are not incorporated by reference into this prospectus supplement.

	Fiscal 2014	Fiscal 2015	Fiscal 2016
	(in thousands)
Consolidated Statement of Operations Data[1]:
Net sales[2]	$848,017	$966,358	$1,391,257
Cost of goods sold[3]	600,246	676,794	943,295

Gross profit	247,771	289,564	447,962
Selling, general and administrative expenses[4]	93,033	105,939	174,759
Amortization expense[5]	12,692	11,255	13,803
Impairment of intangible assets[6]	34,154	—	5,405
Gain on change in fair value of contingent consideration[7]	(8,206)	—	—

Operating income	116,098	172,370	253,995
Interest expense, net	46,573	51,131	74,456
Loss on extinguishment of debt[8]	5,748	—	2,836
Other income[9]	—	—	(363)

Income before income tax expense	63,777	121,239	177,066
Income tax expense	22,821	52,149	67,641

Net income	$40,956	$69,090	$109,425

	Fiscal 2014	Fiscal 2015	Fiscal 2016
	(in thousands, except ratios)
Other Financial Data[1]:
Adjusted EBITDA[10],11	$194,128	$217,801	$322,040
Net cash provided by operating activities	99,126	128,479	289,661
Capital expenditures	(19,025)	(18,574)	(42,418)
Cash payments for acquisition of businesses	(154,277)	(873,811)	(438,787)
Net cash provided by financing activities	71,619	767,444	216,005
Ratio of earnings to fixed charges[11],12	2.3x	3.3x	3.3x
Senior debt / adjusted EBITDA[11,13]	5.3x	8.1x	5.4x
Total debt / adjusted EBITDA[11]	5.3x	8.1x	5.4x
Adjusted EBITDA / cash interest expense[11,14]	4.5x	4.6x	4.7x

	Fiscal 2014	Fiscal 2015	Fiscal 2016
	(in thousands)
Consolidated Balance Sheet Data (at end of period)[1]:
Cash and cash equivalents	$1,490	$5,246	$28,833
Total assets	1,632,165	2,543,620	3,043,505
Long-term debt, including current portion	1,008,669	1,731,521	1,725,783
Total stockholders' equity	$337,995	$457,685	$785,657

1
We completed the Specialty Brands acquisition from affiliates of American Capital, Ltd., and certain individual sellers, on April 23, 2014. We completed the Mama Mary's acquisition from Linsalata Capital Partners, and certain other sellers, on July 10, 2015. We completed the Green Giant acquisition from General Mills, Inc. on November 2, 2015. We completed the spices & seasonings acquisition from ACH Food Companies, Inc. on November 21, 2016. We completed the Victoria acquisition from Huron Capital Partners and certain other sellers on December 2, 2016. Each of these acquisitions has been accounted for using the acquisition method of accounting and, accordingly, the assets acquired, liabilities assumed and results of operations of the acquired businesses are included in our consolidated financial statements from the date of acquisition.

2
Fiscal 2015 and 2016 each contained 52 weeks and fiscal 2014 contained 53 weeks. Net sales for fiscal 2014 and fiscal 2015 were negatively impacted by $4.1 million and $1.2 million, respectively, of customer refunds, net of insurance recoveries, related to our November 2014 voluntary recall of certain Ortega and Las Palmas products.

3
Cost of goods sold for fiscal 2014 includes $8.2 million of inventory write-off and other cost of goods sold charges, net of insurance recoveries, related to the Ortega and Las Palmas recall and a $4.5 million loss on disposal of inventory related to the impairment of Rickland Orchards. Cost of goods sold for fiscal 2015 includes $6.1 million of amortization of acquisition-related inventory fair value step-up (for certain Green Giant inventory acquired and sold during the period) and $0.5 million of charges, net of insurance recoveries, related to the Ortega and Las Palmas recall. Cost of goods sold for fiscal 2016 includes $5.4 million of amortization of acquisition-related inventory fair value step-up (for certain spices & seasonings business inventory acquired and sold during the period and certain Green Giant inventory sold during the period) and a $0.8 million loss on disposal of inventory related to the impairment of Rickland Orchards.

4
Selling, general and administrative expenses for fiscal 2014 include $7.3 million of acquisition-related expenses for the Specialty Brands, Rickland Orchards and Pirate Brands acquisitions and $0.5 million of administrative expenses, net of insurance recoveries, related to the Ortega and Las Palmas recall. Selling, general and administrative expenses for fiscal 2015 include $6.1 million of acquisition-related expenses for the Green Giant and Mama Mary's acquisitions, $2.7 million of distribution restructuring expenses and $0.2 million of administrative expenses, net of insurance recoveries, related to the Ortega and Las Palmas recall. Selling, general and administrative expenses for fiscal 2016 include $17.5 million of acquisition-related expenses for the Victoria, spices & seasonings, Green Giant and Mama Mary's acquisitions and $1.3 million of distribution restructuring expenses.

5
Amortization expense includes the amortization of customer relationships, amortizable trademarks and other intangible assets acquired in the Victoria, spices & seasonings, Green Giant, Mama Mary's, Specialty Brands, Rickland Orchards, Pirate Brands, TrueNorth, New York Style and prior acquisitions.

6
Impairment of intangible assets for fiscal 2014 includes a $26.8 million loss for the impairment of amortizable trademarks and a $7.4 million loss for the impairment of customer relationship intangibles, both relating to Rickland Orchards. Impairment of intangible assets for fiscal 2016 includes a $4.5 million loss for the impairment of amortizable trademarks and a $0.9 million loss for the impairment of customer relationship intangibles, both relating to Rickland Orchards.

7
In addition to the base purchase price consideration paid at closing, the acquisition agreement for Rickland Orchards requires that we pay additional purchase price earn-out consideration contingent upon the achievement of revenue growth targets for fiscal 2014, 2015 and 2016. At the time of acquisition, we established the fair value of the contingent consideration using revenue growth targets meant to achieve operating results in excess of base purchase price acquisition model assumptions. As required, at June 28, 2014 we remeasured the fair value of the contingent consideration using actual operating results through June 28, 2014 and revised forecasted operating results for the remainder of fiscal 2014, 2015 and 2016, and reduced the probability of achievement and the fair value of the contingent consideration to zero. This resulted in a non-cash gain of $8.2 million that is included in gain on change in fair value of contingent consideration in fiscal 2014.

8
Loss on extinguishment of debt for fiscal 2014 includes the write-off of deferred debt financing costs of $5.4 million and the write-off of unamortized discount of $0.3 million in connection with the termination of our prior credit agreement and the repayment of all outstanding obligations thereunder. Loss on extinguishment of debt for fiscal 2016 includes the write-off of deferred debt financing costs of $2.2 million and the write-off of unamortized discount of $0.6 million in connection with the repayment of $40.1 million aggregate principal amount of our tranche A term loans and $109.9 million aggregate principal amount of our tranche B term loans.

9
Other income for fiscal 2016 includes remeasurement of monetary assets denominated in a foreign currency into U.S. dollars of $0.4 million.

10
EBITDA and adjusted EBITDA are non-GAAP financial measures used by management to measure operating performance. A non-GAAP financial measure is defined as a numerical measure of our financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in our consolidated balance sheets and related consolidated statements of operations, comprehensive income, changes in stockholders' equity and cash flows. We define EBITDA as net income before net interest expense, income taxes, depreciation and amortization and loss on extinguishment of debt (see (8) above). We define adjusted EBITDA as EBITDA adjusted for cash and non-cash acquisition-related expenses, gains and losses (which may include third party fees and expenses, integration, restructuring and consolidation expenses and amortization of acquired inventory fair value step-up); intangible asset impairment charges and related asset write-offs; gains or losses related to changes in the fair value of contingent liabilities from earn-outs; loss on product recalls, including customer refunds, selling, general and administrative expenses and the impact on cost of sales; and distribution restructuring expenses. Management believes that it is useful to eliminate net interest expense, income taxes, depreciation and amortization, loss on extinguishment of debt, acquisition-related expenses, gains and losses, non-cash intangible asset impairment charges and related asset write-offs, gains or losses related to changes in the fair value of contingent liabilities from earn-outs, loss on product recalls and distribution restructuring expenses because it allows management to focus on what it deems to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. We use EBITDA and adjusted EBITDA in our business operations to, among other things, evaluate our operating performance, develop budgets and measure our performance against those budgets, determine employee bonuses and evaluate our cash flows in terms of cash needs. We also present EBITDA and adjusted EBITDA because we believe they are useful indicators of our historical debt capacity and ability to service debt and because covenants in our credit agreement and our senior notes indenture contain ratios based on these measures. As a result, internal management reports used during monthly operating reviews feature the EBITDA and adjusted EBITDA metrics. However, management uses these metrics in conjunction with traditional GAAP operating performance and liquidity measures as part of its overall assessment of company performance and liquidity and therefore does not place undue reliance on these measures as its only measures of operating performance and liquidity.

EBITDA and adjusted EBITDA are not recognized terms under GAAP and do not purport to be alternatives to operating income or net income (loss) or any other GAAP measure as an indicator of operating performance. EBITDA and adjusted EBITDA are not complete net cash flow measures because EBITDA and adjusted EBITDA are measures of liquidity that do not include reductions for cash payments for an entity's obligation to service its debt, fund its working capital, capital expenditures and acquisitions and pay its income taxes and dividends. Rather, EBITDA and adjusted EBITDA are two potential indicators of an entity's ability to fund these cash requirements. EBITDA and adjusted EBITDA are not complete measures of an entity's profitability because they do not include costs and expenses for depreciation and amortization, interest and related expenses, loss on extinguishment of debt, acquisition-related expenses, gains and losses, income taxes, intangible asset impairment charges and related asset write-offs, gains or losses related to changes in the fair value of contingent liabilities from earn-outs, loss on product recalls and distribution restructuring expenses. Because not all companies use identical calculations, this presentation of EBITDA and adjusted EBITDA may not be comparable to other similarly titled measures of other companies. However, EBITDA and adjusted EBITDA can still be useful in evaluating our performance against our peer companies because management believes these measures provide users with valuable insight into key components of GAAP amounts.

The following is a reconciliation of net income to EBITDA and adjusted EBITDA for the periods presented:

	Fiscal 2014	Fiscal 2015	Fiscal 2016
	(in thousands)
Net income	$40,956	$69,090	$109,425
Income tax expense	22,821	52,149	67,641
Interest expense, net	46,573	51,131	74,456
Depreciation and amortization	27,434	28,653	37,266
Loss on extinguishment of debtA	5,748	—	2,836

EBITDA	143,532	201,023	291,624
Acquisition-related expenses	7,315	6,118	17,523
Amortization of acquisition-related inventory step-upB	—	6,127	5,424
Impairment of intangible assetsB	34,154	—	5,405
Loss on disposal of inventoryC	4,535	—	791
Loss on product recall, net of insurance recoveriesD	12,798	1,868	—
Distribution restructuring expensesE	—	2,665	1,273
Gain on change in fair value of contingent considerationF	(8,206)	—	—

Adjusted EBITDA	$194,128	$217,801	$322,040

A
See note 8 in Summary Historical Consolidated Financial Data, above.

B
See note 6 in Summary Historical Consolidated Financial Data, above.

C
Represents a loss on disposal of inventory related to the impairment of Rickland Orchards. See note 3 in Summary Historical Consolidated Financial Data, above.

D
On November 14, 2014, we announced a voluntary recall for certain Ortega and Las Palmas products after learning that one or more of the spice ingredients purchased from a third party supplier contained peanuts and almonds, allergens that are not declared on the products'

  ingredient statements. A significant majority of the costs of this recall were incurred in the fourth quarter of fiscal 2014. The cost impact of this recall during fiscal 2015 was $1.9 million, of which $1.2 million was recorded as a decrease in net sales related to customer refunds; $0.5 million was recorded as an increase in cost of goods sold primarily related to costs associated with product retrieval, destruction charges and customer fees; and $0.2 million was recorded as an increase in selling, general, and administrative expenses related to administrative costs. The cost impact of this recall during fiscal 2014 (net of $5.0 million of insurance proceeds recovered in fiscal 2015 and not including an estimated $4.8 million of lost sales during the period of time production and distribution of the affected products were suspended) was $12.8 million, of which $4.1 million was recorded as a decrease in net sales related to customer refunds; $8.2 million was recorded as an increase in cost of goods sold primarily related to costs associated with product retrieval, destruction charges, customer fees and inventory write-offs; and $0.5 million was recorded as an increase in selling, general, and administrative expenses related to administrative costs. The charges we recorded are based upon costs incurred to date. We do not expect any future expenses to be material. During 2015, we recovered $5.0 million of insurance proceeds.

E
Distribution restructuring expenses for fiscal 2015 and fiscal 2016 includes expenses relating to our transitioning of the operations of our three primary distribution centers and a new fourth primary shelf-stable distribution center in the United States to a third party logistics provider.

F
See note 7 in Summary Historical Consolidated Financial Data, above.
11
Fiscal 2014 data does not include pro forma adjustments for the Specialty Brands acquisition completed on April 23, 2014. Fiscal 2015 data does not include pro forma adjustments for the Mama Mary's acquisition completed on July 10, 2015 or the Green Giant acquisition completed on November 2, 2015. Fiscal 2016 data does not include pro forma adjustments for the spices & seasonings acquisition completed on November 21, 2016 or the Victoria acquisition completed on December 2, 2016.

12
We have calculated the ratio of earnings to fixed charges by dividing earnings by fixed charges. For the purpose of this computation, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of the sum of interest on indebtedness, amortized expenses related to indebtedness and an interest component of lease rental expense.

13
As of the end of each fiscal year presented, senior debt is defined as the face amount of all of our outstanding debt.

	Fiscal 2014	Fiscal 2015	Fiscal 2016
	(in thousands, except ratios)
Current and former senior secured credit agreement:
Revolving credit facility	$34,000	$40,000	$176,000
Tranche A term loans due 2019	292,500	273,750	233,640
Tranche B term loans due 2022	—	750,000	640,110
4.625% senior notes due 2021	700,000	700,000	700,000

Senior debt	$1,026,500	$1,763,750	$1,749,750

EBITDA	$143,532	$201,023	$291,624
Senior debt / EBITDA	7.2x	8.8x	6.0x

Adjusted EBITDA	$194,128	$217,801	$322,040
Senior debt /adjusted EBITDA	5.3x	8.1x	5.4x

14
Cash interest expense, calculated below, is equal to net interest expense less amortization of deferred financing and bond discount.

	Fiscal 2014	Fiscal 2015	Fiscal 2016
	(in thousands, except ratios)
Interest expense, net	$46,573	$51,131	$74,456
Amortization of deferred financing and bond discount	(3,790)	(3,900)	(5,426)

Cash interest expense	$42,783	$47,231	$69,030

EBITDA	$143,532	$201,203	$291,624
EBITDA / cash interest expense	3.4x	4.3x	4.2x

Adjusted EBITDA	$194,128	$217,801	$322,040
Adjusted EBITDA / cash interest expense	4.5x	4.6x	4.7x

RISK FACTORS

        An investment in the notes involves a number of risks. Before deciding whether to purchase the notes, you should give careful consideration to the risks discussed below and elsewhere in this prospectus supplement, including those set forth under the heading "Special Note Regarding Forward-Looking Statements" on page S-25 of this prospectus supplement, and in our filings with the Securities and Exchange Commission ("SEC") that we have incorporated by reference in this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties not currently known to us or that we currently believe to be immaterial may also impair our business operations.

        Any of the risks discussed below or elsewhere in this prospectus supplement or in our SEC filings incorporated by reference in this prospectus supplement and the accompanying prospectus, and other risks we have not anticipated or discussed, could have a material impact on our business, consolidated financial condition, results of operations or liquidity. In that case, you may lose all or part of your investment.

 Risks Relating to this Offering

We have substantial indebtedness, which could restrict our ability to service the notes and impact our financing options and liquidity position.

        We currently have and following this offering will continue to have a significant amount of indebtedness. As of December 31, 2016, after giving effect to the completion of this offering and the use of proceeds therefrom, we would have had $640.1 million principal amount of outstanding senior secured debt and $1.2 billion principal amount of outstanding senior unsecured debt.

        The degree to which we are leveraged on a consolidated basis could have important consequences to the holders of the notes, including:

  •
  our ability in the future to obtain additional financing for working capital, capital expenditures or acquisitions may be limited;

  •
  we may not be able to refinance our indebtedness on terms acceptable to us or at all;

  •
  a significant portion of our cash flow is likely to be dedicated to the payment of interest on our indebtedness, thereby reducing funds available for future operations, capital expenditures and acquisitions; and

  •
  we may be more vulnerable to economic downturns and be limited in our ability to withstand competitive pressures.

Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial indebtedness.

        Although our credit agreement contains total leverage and cash interest coverage maintenance covenants and the indenture governing the 2021 notes contains and the indenture governing the notes will contain covenants that will restrict our ability to incur debt as described under "Description of Notes" and "Description of Certain Indebtedness," as long as we meet these financial covenant tests we will be allowed to incur additional indebtedness. In addition, the indenture governing the 2021 notes allows us and the indenture governing the notes will allow us to issue additional notes with terms identical (other than issuance date) to the notes we are currently offering under certain circumstances.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control. We may not be able to repay or refinance the notes, the 2021 notes or our credit agreement upon terms acceptable to us or at all.

        Our ability to make payments on and to refinance our indebtedness, including the notes, the 2021 notes and indebtedness under our credit agreement, and to fund planned capital expenditures and potential acquisitions will depend on our ability to generate cash flow from operations in the future. This ability, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

        A significant portion of our cash flow from operations will be dedicated to servicing our debt requirements. In addition, we currently intend to continue distributing a significant portion of any remaining cash flow to our stockholders as dividends. Moreover, prior to the maturity of the notes, we will not be required to make any payments of principal on the notes.

        Our ability to continue to expand our business will, to a certain extent, be dependent upon our ability to borrow funds under our revolving credit facility and to obtain other third-party financing, including through the sale of securities or the issuance of other indebtedness. Our credit agreement is subject to periodic renewal or must otherwise be refinanced. If we are unable to refinance our indebtedness, including our credit agreement, the 2021 notes or the notes, on commercially reasonable terms or at all, we would be forced to seek other alternatives, including:

  •
  sales of assets;

  •
  sales of equity; and

  •
  negotiations with our lenders or noteholders to restructure the applicable debt.

In addition, if we are unable to refinance our credit agreement, our failure to repay all amounts due on the maturity date would cause a default under the indentures governing the 2021 notes and the notes.

        If we are forced to pursue any of the above options, our business or the value of your investment in the notes or both could be adversely affected.

We are a holding company and we rely on dividends, interest and other payments, advances and transfers of funds from our subsidiaries to meet our debt service and other obligations.

        We are a holding company and all of our assets are held by our direct and indirect subsidiaries. We will rely on dividends and other payments or distributions from our subsidiaries to meet our debt service obligations and to enable us to pay dividends. The ability of our subsidiaries to pay dividends or make other payments or distributions to us will depend on their respective operating results and may be restricted by, among other things, the laws of their jurisdiction of organization (which may limit the amount of funds available for the payment of dividends), agreements of those subsidiaries, our credit agreement, the terms of the indentures governing the 2021 notes and the notes and the covenants of any future outstanding indebtedness we or our subsidiaries incur.

We will be subject to restrictive debt covenants and other requirements related to our debt that will limit our business flexibility by imposing operating and financial restrictions on our operations.

        The agreements governing our indebtedness impose significant operating and financial restrictions on us. These restrictions prohibit or limit, among other things:

  •
  the incurrence of additional indebtedness and the issuance of certain preferred stock or redeemable capital stock;

  •
  a number of restricted payments, including investments;

  •
  specified sales of assets;

  •
  specified transactions with affiliates;

  •
  the creation of certain types of liens;

  •
  consolidations, mergers and transfers of all or substantially all of our assets; and

  •
  entry into sale and leaseback transactions.

        Our credit agreement requires us to maintain specified financial ratios and satisfy financial condition tests, including a maximum total leverage ratio and a minimum interest coverage ratio.

        Our ability to comply with the ratios or tests may be affected by events beyond our control, including prevailing economic, financial and industry conditions. A breach of any of these covenants, or failure to meet or maintain ratios or tests could result in a default under our credit agreement or the indentures governing the 2021 notes or the notes or all such agreements. In addition, upon the occurrence of an event of default under our credit agreement or the indentures governing the 2021 notes or the notes, the lenders could elect to declare all amounts outstanding under the credit agreement, the 2021 notes and the notes, together with accrued interest, to be immediately due and payable. If we were unable to repay those amounts, the credit agreement lenders could proceed against the security granted to them to secure that indebtedness. If the lenders accelerate the payment of the indebtedness, our assets may not be sufficient to repay in full this indebtedness and our other indebtedness, including the notes.

Our credit agreement and the indenture governing the 2021 notes permits us and the indenture governing the notes will permit us to pay a significant portion of our free cash flow to stockholders in the form of dividends. Any amounts paid by us in the form of dividends to our stockholders will not be available in the future to satisfy our obligations to the holders of the notes and our other indebtedness.

        Although our credit agreement and the indenture governing the 2021 notes has and the indenture governing the notes will have some limitations on our payment of dividends, they permit us to pay a significant portion of our free cash flow to stockholders in the form of dividends. We intend to continue paying quarterly dividends on our common stock. Specifically, the indenture governing the 2021 notes permits us and the indenture governing the notes will permit us to use up to 100% of our excess cash (which, as defined in the indenture, is consolidated cash flow, as defined in the indenture, minus the sum of cash income tax expense, cash interest expense, certain capital expenditures and certain repayments of indebtedness) for the period (taken as one accounting period) from March 31, 2013 to the end of our most recent fiscal quarter for which internal financial statements are available at the time of such payments, plus certain incremental funds described in the indenture for the payment of dividends, so long as the fixed charge coverage ratio for the four most recent fiscal quarters for which internal financial statements are available is not less than 1.6 to 1.0, subject to certain limitations, as more fully described in "Description of Notes—Certain Covenants—Restricted Payments." Our credit agreement (subject to certain financial ratio requirements) permits us to use up to 100% of our excess cash, as described in detail in "Description of Notes—Certain Covenants" and "Description of Certain Indebtedness—Senior Secured Credit Agreement" plus certain other amounts under certain limited circumstances to fund dividends on our shares of common stock. Any amounts paid by us in the form of dividends will not be available in the future to satisfy our obligations to the holders of our notes and our other indebtedness.

The realizable value of our assets upon liquidation may be insufficient to satisfy claims.

        As of December 31, 2016, our total assets included intangible assets in the amount of $2.2 billion, representing approximately 73.7% of our total consolidated assets. The value of these intangible assets will continue to depend significantly upon the continued profitability of our brands. As a result, in the event of a default on the notes or any bankruptcy or dissolution of our company, the realizable value of these assets may be substantially lower and may be insufficient to satisfy the claims of our creditors.

We may not be able to repurchase the notes and the 2021 notes upon a change of control, as required by the indentures governing the notes and the 2021 notes.

        Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes and the outstanding 2021 notes at 101% of their principal amount, plus accrued and unpaid interest.

        We may not be able to repurchase the notes or the 2021 notes upon a change of control because we may not have sufficient funds. Further, we may be contractually restricted under the terms of our credit agreement from repurchasing all such notes tendered by holders upon a change of control. Accordingly, we may not be able to satisfy our obligations to purchase your notes and the 2021 notes unless we are able to refinance or obtain waivers under the credit agreement. Our failure to repurchase the notes or the 2021 notes upon a change of control would cause a default under the indentures governing the notes and the 2021 notes and a cross default under the credit agreement. The credit agreement also provides that a change of control, as defined in such agreement, will be a default that permits lenders to accelerate the maturity of borrowings thereunder and, if such debt is not paid, to enforce security interests in the collateral securing such debt, thereby limiting our ability to raise cash to purchase the notes and the 2021 notes, and reducing the practical benefit of the offer to purchase provisions to the holders of the notes and the 2021 notes. Any of our future debt agreements may contain similar provisions.

        In addition, the change of control provisions in the indenture may not protect you from certain important corporate events, such as a leveraged recapitalization (which would increase the level of our indebtedness), reorganization, restructuring, merger or other similar transaction. Such a transaction may not involve a change in voting power or beneficial ownership or, even if it does, may not involve a change that constitutes a "Change of Control" as defined in the indenture that would trigger our obligation to repurchase the notes. If an event occurs that does not constitute a "Change of Control" as defined in the indenture, we will not be required to make an offer to repurchase the notes and you may be required to continue to hold your notes despite the event. See "Description of Certain Indebtedness" and "Description of Notes—Repurchase at the Option of Holders—Change of Control."

You may not be able to determine when a change of control has occurred and may not be able to require us to purchase the notes as a result of a change in the composition of the directors on our board of directors.

        Legal uncertainty regarding what constitutes a change of control and the provisions of the indenture may allow us to enter into transactions, such as acquisitions, refinancings or recapitalizations, that would not constitute a change of control but may increase our outstanding indebtedness or otherwise affect our ability to satisfy our obligations under the notes. The definition of change of control includes a phrase relating to the transfer of "all or substantially all" of the assets of us and our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, your ability to require us to repurchase notes as a result of a transfer of less than all of our assets to another person may be uncertain.

Although the notes are referred to as "senior" notes, your right to receive payments on these notes is effectively subordinated to the rights of our existing and future secured creditors. Further, the guarantees of these notes are effectively subordinated to all the guarantors' existing and future secured indebtedness.

        Holders of our secured indebtedness and the secured indebtedness of the guarantors will have claims that are prior to your claims as holders of the notes to the extent of the value of the assets securing that other indebtedness. Notably, we and certain of our subsidiaries, including the guarantors, are parties to our credit agreement, which is secured by liens on substantially all of our and the guarantors' assets, other than our and the guarantors' real property. The notes will be effectively subordinated to all of that secured indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to those assets that constitute their collateral. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, such as the 2021 notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, ratably, than holders of secured indebtedness.

        As of December 31, 2016, on an adjusted basis after giving effect to this offering and the use of proceeds therefrom, the aggregate amount of our secured indebtedness and the secured indebtedness of our subsidiaries would have been $640.1 million, and approximately $498.0 million would have been available for additional borrowing under the revolving credit facility under our credit agreement (net of $2.0 million reserved for issued and outstanding letters of credit). We will be permitted to borrow substantial additional indebtedness, including additional secured debt, in the future under the terms of the indenture. See "Description of Certain Indebtedness—Senior Secured Credit Agreement."

The notes will be structurally subordinated to all indebtedness of our existing or future subsidiaries that are not guarantors of the notes.

        You will not have any claim as a creditor against any of our existing or future subsidiaries that are not guarantors of the notes. Indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will be effectively senior to your claims against those subsidiaries. Our three foreign subsidiaries, B&G Foods Canada, ULC, B&G Foods Manufacturing Mexico, S. de R.L. de C.V. and Sirops Maple Grove Inc., will not be guarantors of the notes, and any future foreign or partially-owned domestic subsidiaries will not be guarantors of the notes. As of December 31, 2016, the total assets and total liabilities of our non-guarantor subsidiaries were approximately $111.3 million and $15.1 million, respectively, and, for the year ended December 31, 2016, our non-guarantor subsidiaries generated approximately $139.0 million and $19.3 million of our net sales and net income, respectively.

        In addition, the indenture governing the notes will, subject to certain limitations, permit these subsidiaries to incur additional indebtedness and will not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries. Any such indebtedness will be effectively senior in right of payment to the notes.

Federal and state fraudulent transfer laws permit a court to void the notes and the guarantees, and, if that occurs, you may not receive any payments on the notes or the guarantees.

        The issuance of the notes and the guarantees may be subject to review under federal and state fraudulent transfer and conveyance statutes. While the relevant laws may vary from state to state, under such laws the payment of consideration will generally be a fraudulent conveyance if (1) we paid the consideration with the intent of hindering, delaying or defrauding creditors or (2) we or any of our guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing either the notes or a guarantee and, in the case of (2) only, one of the following is also true:

  •
  we or any of our guarantors were insolvent or rendered insolvent by reason of the incurrence of the indebtedness;

  •
  payment of the consideration left us or any of our guarantors with an unreasonably small amount of capital to carry on its business; or

  •
  we or any of our guarantors intended to, or believed that we or it would, incur debts beyond our or its ability to pay those debts as they mature.

        We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time. If a court were to find that the issuance of the notes or a guarantee was a fraudulent conveyance, the court could void the payment obligations under the notes or such guarantee or subordinate the notes or such guarantee to presently existing and future indebtedness of ours or such guarantor, or require the holders of the notes to repay any amounts received with respect to the notes or such guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default under our credit agreement that could result in acceleration of such indebtedness.

        Generally, an entity would be considered insolvent if at the time it incurred indebtedness:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        If the guarantees were legally challenged, any guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration. A court could thus void the obligations under the guarantees, subordinate them to the applicable guarantor's other debt or take other action detrimental to the holders of the notes.

        Each guarantee will contain a provision intended to limit the guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent transfer laws.

You may find it difficult to sell your notes.

        You may find it difficult to sell your notes because an active trading market for the notes may not develop. The notes are a new issue of securities for which there currently is no established trading market. We do not intend to apply for listing or quotation of the notes on any securities exchange. Therefore, we do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be. Although certain of the underwriters have advised us that they currently intend to make a market in the notes, they are not obligated to do so. Accordingly, any market-making activities with respect to the notes may be discontinued at any time without notice.

        If a market for the notes does develop, it is possible that you will not be able to sell your notes at a particular time or that the prices that you receive when you sell will be unfavorable. It is also possible that any trading market that does develop for the notes will not be liquid. Future trading prices of the notes will depend on many factors, including:

  •
  our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of companies in our industry generally;

  •
  the interest of securities dealers in making a market for the notes;

  •
  prevailing interest rates; and

  •
  the market for similar securities.

The market price for the notes may be volatile.

        Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. If a market for the notes develops, it is possible that the market for the notes will be subject to disruptions and price volatility. Any disruptions may adversely affect the value of your notes regardless of our operating performance, financial condition and prospects.

Variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

        Borrowings under our credit agreement are at variable rates of interest and expose us to interest rate risk. As such, our results of operations are sensitive to movements in interest rates. There are many economic factors outside our control that have in the past and may, in the future, impact rates of interest including publicly announced indices that underlie the interest obligations related to a certain portion of our debt. Factors that impact interest rates include governmental monetary policies, inflation, recession, changes in unemployment, the money supply, international disorder and instability in domestic and foreign financial markets. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our results of operations would be adversely impacted. Such increases in interest rates could have a material adverse effect on our financial conditions and results of operations.

Changes in tax laws and regulations or in our operations may impact our effective tax rate and may adversely affect our business, financial condition and operating results.

        Changes in tax laws in any of the multiple jurisdictions in which we operate, or adverse outcomes from tax audits that we may be subject to in any of the jurisdictions in which we operate, could result in an unfavorable change in our effective tax rate, which could adversely affect our business, financial condition and operating results.

        In addition, the results of the November 2016 U.S. elections and legislation proposed by the U.S. Congress have introduced greater uncertainty with respect to tax and trade policies, tariffs and government regulations affecting trade between the U.S. and other countries. President Trump and Republicans in the U.S. House of Representatives have each included corporate tax reform as part of their respective agendas. President Trump broadly described changes to corporate taxes during his campaign but has not yet provided specific changes. House Republicans released the "Better Way for Tax Reform" or "Blueprint" that outlined several significant corporate tax reforms. Many of President Trump's campaign themes on corporate tax reform are consistent with the Blueprint. Some of the proposed changes, which have not been fully agreed to by President Trump and the House Republicans, include reduction of the corporate tax rate from 35% to 15% or 20%, elimination of the tax deduction for interest expense, proposals to permit repatriation of offshore earnings at a reduced rate, elimination of U.S. tax on foreign earnings, immediate deductions for new investments instead of deductions for depreciation expense over time, and the imposition of income tax on imported goods. It is unclear whether these proposed tax revisions will be enacted, or if enacted, what the precise scope of the revisions will be. However, depending on their final form, the proposals, if enacted, could have a material adverse effect on our after-tax income and cash flow. In particular, legislative changes might require us to revalue and write-down our deferred tax assets, including foreign tax credit carryovers.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated herein or therein by reference contain forward-looking statements. The words "believes," "anticipates," "plans," "expects," "intends," "estimates," "projects" and similar expressions are intended to identify forward-looking statements. These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by any forward-looking statements. We believe important factors that could cause actual results to differ materially from our expectations include the following:

  •
  our substantial leverage;

  •
  the effects of rising costs for our raw materials, packaging and ingredients;

  •
  crude oil prices and their impact on distribution, packaging and energy costs;

  •
  our ability to successfully implement sales price increases and cost saving measures to offset any cost increases;

  •
  intense competition, changes in consumer preferences, demand for our products and local economic and market conditions;

  •
  our continued ability to promote brand equity successfully, to anticipate and respond to new consumer trends, to develop new products and markets, to broaden brand portfolios in order to compete effectively with lower priced products and in markets that are consolidating at the retail and manufacturing levels and to improve productivity;

  •
  the risks associated with the expansion of our business;

  •
  our possible inability to identify new acquisitions or to integrate recent or future acquisitions or our failure to realize anticipated revenue enhancements, cost savings or other synergies;

  •
  our ability to access the credit markets and our borrowing costs and credit ratings, which may be influenced by credit markets generally and the credit ratings of our competitors;

  •
  unanticipated expenses, including, without limitation, litigation or legal settlement expenses;

  •
  the effects of currency movements of the Canadian dollar and the Mexican peso as compared to the U.S. dollar;

  •
  future impairments of our goodwill and intangible assets;

  •
  our sustainability initiatives and changes to environmental laws and regulations;

  •
  other factors that affect the food industry generally, including:

  •
  recalls if products become adulterated or misbranded, liability if product consumption causes injury, ingredient disclosure and labeling laws and regulations and the possibility that consumers could lose confidence in the safety and quality of certain food products;

  •
  competitors' pricing practices and promotional spending levels;

  •
  fluctuations in the level of our customers' inventories and credit and other business risks related to our customers operating in a challenging economic and competitive environment; and

  •
  the risks associated with third-party suppliers and co-packers, including the risk that any failure by one or more of our third-party suppliers or co-packers to comply with food safety or other laws and regulations may disrupt our supply of raw materials or certain finished goods products or injure our reputation; and

  •
  other factors discussed under "Risk Factors" or elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated herein or therein by reference.

        Developments in any of these areas, which are more fully described elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated herein or therein by reference, could cause our results to differ materially from results that have been or may be projected by or on our behalf.

        All forward-looking statements included in this prospectus supplement are based on information available to us on the date of this prospectus supplement. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus supplement.

        We caution that the foregoing list of important factors is not exclusive. There may be other factors that may cause our actual results to differ materially from the forward-looking statements, including factors disclosed under the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2016 filed on March 1, 2017 and our subsequent reports filed with the SEC, which are incorporated herein by reference. You should evaluate all forward-looking statements made in this report in the context of these risks and uncertainties. We urge you not to unduly rely on forward-looking statements contained in this prospectus supplement.

USE OF PROCEEDS

        We estimate that the net proceeds from this offering will be approximately $493 million. "Net proceeds" is what we expect to receive after paying the underwriting discounts and other expenses of this offering, including legal, accounting and printing fees.

        We intend to use a portion of the net proceeds from this offering to repay all of the outstanding borrowings under our revolving credit facility and all of the outstanding amounts due in respect of our tranche A term loans, as well as to pay related fees and expenses. We intend to use the remaining portion of the net proceeds from this offering for general corporate purposes, which could include, among other things, repayment of other long term debt or possible acquisitions.

        Affiliates of each of the underwriters serve as a lender, arranger and/or agent under our credit agreement and, as a result, may receive a portion of the net proceeds of this offering. Certain of the underwriters and/or their affiliates may hold other existing indebtedness of our company and may therefore receive a portion of the net proceeds of this offering to the extent used to repay such other indebtedness. See "Underwriting (Conflicts of Interest)."

        Interest under the revolving credit facility, including any outstanding letters of credit, and under the tranche A term loan facility, is determined based on alternative rates that we may choose in accordance with the credit agreement, including a base rate per annum plus an applicable margin ranging from 0.50% to 1.00%, and LIBOR plus an applicable margin ranging from 1.50% to 2.00%, in each case depending on our consolidated leverage ratio. As of March 22, 2017, the revolving credit facility and the tranche A term loan interest rates were approximately 2.94% and 2.78%, respectively. The revolving credit facility and the tranche A term loans mature on June 5, 2019.

        Amounts borrowed under the revolving credit facility were primarily used to finance a portion of the purchase price for the spices & seasonings acquisition, completed in November 2016, and a portion of the purchase price for the Victoria acquisition, completed in December 2016.

        Amounts borrowed under the tranche A term loans were primarily used to repay revolving loans and term loans outstanding under a prior credit agreement.

        The following table outlines the sources and uses of funds for this offering and the related refinancing of the tranche B term loans. Amounts in the table are in millions of dollars and are estimated. Actual amounts may vary from the estimated amounts.

Sources of funds		Uses of funds
Notes offered hereby[1]	$500	Repayment of revolving credit facility[2]	$221
Repriced tranche B term loans due 2022[3]	640	Repayment of tranche A term loans due 2019	234
		Repriced tranche B term loans due 2022[3]	640
		General corporate purposes	35
		Fees and expenses	10

Total	$1,140	Total	$1,140

1
Before discounts and expenses, and assumes the notes offered hereby are issued at par.

2
As of March 22, 2017, there was approximately $221 million in outstanding borrowings under the revolving credit facility.

3
In connection with this offering, we also intend to refinance the tranche B term loans by reducing the applicable interest rate. The consummation of the refinancing is subject to completion of definitive agreements as well as customary closing conditions, and is subject to market conditions. There can be no assurance that the refinancing will occur, or, if it does, as to the terms of the refinancing.

CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2016:

  •
  on an actual basis; and

  •
  on an as-adjusted basis as if this offering and the application of the net proceeds from this offering in the manner described under "Use of Proceeds" had occurred on that date.

        We urge you to read this table in conjunction with "Use of Proceeds," the audited consolidated financial statements and the notes to those statements and related information, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere or incorporated by reference in this prospectus supplement and the financial data set forth under "Summary Historical Consolidated Financial Data."

	As of December 31, 2016
	Actual	As Adjusted
	(in thousands)
Cash and cash equivalents	$28,833	$63,833

Long-term debt:
Revolving credit facility[1]	176,000	—
Tranche A term loans due 2019[2]	233,640	—
Tranche B term loans due 2022[3]	640,110	640,110
4.625% senior notes due 2021	700,000	700,000
% senior notes due 2025 offered hereby[4]	—	500,000
Unamortized deferred financing costs	(20,986)	(19,974)
Unamortized discount	(2,981)	(2,719)

Total long-term debt, net of unamortized deferred financing costs and discount	1,725,783	1,817,417
Current portion of long-term debt	(10,515)	—

Long-term debt, net of unamortized deferred financing costs and discount, and excluding current portion	$1,715,268	$1,817,417
Stockholders' equity:
Preferred stock—$0.01 par value per share, 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock—$0.01 par value per share, 125,000,000 shares authorized; 66,406,314 shares issued and outstanding	664	664
Additional paid-in capital	387,699	387,699
Accumulated other comprehensive loss	(19,364)	(19,364)
Retained earnings	416,658	416,658

Total stockholders' equity	785,657	785,657

Total capitalization	$2,472,092	$2,539,241

1
As of March 22, 2017, there was approximately $221 million in outstanding borrowings under the revolving credit facility. We intend to use a portion of the net proceeds from this offering to repay all of the outstanding borrowings under our revolving credit facility, as well as to pay related fees and expenses. As of March 22, 2017, the revolving credit facility interest rate was approximately 2.94%. The revolving credit facility matures on June 5, 2019.

2
We intend to use a portion of the net proceeds from this offering to repay all of the outstanding amounts due in respect of our tranche A term loans, as well as to pay related fees and expenses. As of March 22, 2017, the tranche A term loan interest rate was approximately 2.78%. The tranche A term loans mature on June 5, 2019.

3
In connection with this offering, we also intend to refinance the tranche B term loans by reducing the applicable interest rate. The consummation of the refinancing is subject to completion of definitive agreements as well as customary closing conditions, and is subject to market conditions. There can be no assurance that the refinancing will occur, or, if it does, as to the terms of the refinancing.

4
Assumes the notes offered hereby are issued at par.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

        The following selected historical consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2016 and our audited consolidated financial statements and related notes to those statements incorporated by reference into this prospectus supplement and the accompanying prospectus. The selected historical consolidated financial data as of and for fiscal 2012, fiscal 2013, fiscal 2014, fiscal 2015 and fiscal 2016 have been derived from our audited consolidated financial statements incorporated by reference into this prospectus supplement.

	Fiscal 2012	Fiscal 2013	Fiscal 2014	Fiscal 2015	Fiscal 2016
Consolidated Statement of Operations Data[1]:
Net sales[2]	$633,812	$724,973	$848,017	$966,358	$1,391,257
Cost of goods sold[3]	410,469	482,050	600,246	676,794	943,295

Gross profit	223,343	242,923	247,771	289,564	447,962
Selling, general and administrative expenses[4]	66,212	79,043	93,033	105,939	174,759
Amortization expense[5]	8,126	9,884	12,692	11,255	13,803
Impairment of intangible assets[6]	—	—	34,154	—	5,405
Gain on change in fair value of contingent consideration[7]	—	—	(8,206)	—	—

Operating income	149,005	153,996	116,098	172,370	253,995
Interest expense, net	47,660	41,813	46,573	51,131	74,456
Loss on extinguishment of debt[8]	10,431	31,291	5,748	—	2,836
Other income[9]	—	—	—	—	(363)

Income before income tax expense	90,914	80,892	63,777	121,239	177,066
Income tax expense	31,654	28,549	22,821	52,149	67,641

Net income	$59,260	$52,343	$40,956	$69,090	109,425

Other Financial Data[1]:
Net cash provided by operating activities	$100,528	$114,910	$99,126	$128,479	289,661
Capital expenditures	(10,637)	(14,649)	(19,025)	(18,574)	(42,418)
Cash payments for acquisition of businesses	(62,667)	(247,281)	(154,277)	(873,811)	(438,787)
Net cash provided by (used in) financing activities	(24,744)	131,828	71,619	767,444	216,005
Consolidated Balance Sheet Data (at end of period)[1]:
Cash and cash equivalents	$19,219	$4,107	$1,490	$5,246	28,833
Total assets	1,178,140	1,466,582	1,632,165	2,543,620	3,043,505
Long-term debt, net of unamortized financing costs and discount, and including current portion	623,861	853,124	1,008,669	1,731,521	1,725,783
Total stockholders' equity	$361,175	$378,363	$337,995	$457,685	785,657

1
We completed the New York Style acquisition from Chipita America on October 31, 2012. We completed the TrueNorth acquisition from DeMet's Candy Company on May 6, 2013. We completed the Pirate Brands acquisition from affiliates of VMG Partners and Driven Capital Management, and certain other entities and individuals, on July 8, 2013. We completed the Rickland Orchards acquisition from Natural Instincts LLC on October 7, 2013. We completed the Specialty Brands acquisition from affiliates of American Capital, Ltd., and certain individual sellers, on April 23, 2014. We completed the Mama Mary's acquisition from Linsalata Capital Partners, and certain other sellers, on July 10, 2015. We completed the Green Giant acquisition from General Mills, Inc. on November 2, 2015. We completed the spices & seasonings acquisition from ACH Food Companies, Inc. on November 21, 2016. We completed the Victoria acquisition from Huron Capital Partners and certain other sellers on December 2, 2016. Each of these acquisitions has been accounted for using the acquisition method of accounting and, accordingly, the assets acquired, liabilities assumed and results of operations of the acquired businesses are included in our consolidated financial statements from the date of acquisition.

2
Fiscal 2012, 2013, 2015 and 2016 each contained 52 weeks and fiscal 2014 contained 53 weeks. Net sales for fiscal 2014 and fiscal 2015 were negatively impacted by $4.1 million and $1.2 million, respectively, of customer refunds, net of insurance recoveries, related to our November 2014 voluntary recall of certain Ortega and Las Palmas products.

3
Cost of goods sold for fiscal 2014 includes $8.2 million of inventory write-off and other cost of goods sold charges, net of insurance recoveries, related to the Ortega and Las Palmas recall and a $4.5 million loss on disposal of inventory related to the impairment of Rickland Orchards. Cost of goods sold for fiscal 2015 includes $6.1 million of amortization of acquisition-related inventory fair value step-up (for certain Green Giant inventory acquired and sold during the period) and $0.5 million of charges, net of insurance recoveries, related to the Ortega and Las Palmas recall. Cost of goods sold for fiscal 2016 includes $5.4 million of amortization of acquisition-related inventory fair value step-up (for certain spices & seasonings business inventory acquired and sold during the period and certain Green Giant inventory sold during the period) and a $0.8 million loss on disposal of inventory related to the impairment of Rickland Orchards.

4
Selling, general and administrative expenses for fiscal 2012 include $1.2 million of acquisition-related expenses for the New York Style acquisition. Selling, general and administrative expenses for fiscal 2013 include $5.9 million of acquisition-related expenses for the Rickland Orchards, TrueNorth and Pirate Brands acquisitions partially offset by a gain of $1.5 million relating to a legal settlement. Selling, general and administrative expenses for fiscal 2014 include $7.3 million of acquisition-related expenses for the Specialty Brands, Rickland Orchards and Pirate Brands acquisitions and $0.5 million of administrative expenses, net of insurance recoveries, related to the Ortega and Las Palmas recall. Selling, general and administrative expenses for fiscal 2015 include $6.1 million of acquisition-related expenses for the Green Giant and Mama Mary's acquisitions, $2.7 million of distribution restructuring expenses and $0.2 million of administrative expenses, net of insurance recoveries, related to the Ortega and Las Palmas recall. Selling, general and administrative expenses for fiscal 2016 include $17.5 million of acquisition-related expenses for the Victoria, spices & seasonings, Green Giant and Mama Mary's acquisitions and $1.3 million of distribution restructuring expenses.

5
Amortization expense includes the amortization of customer relationships, amortizable trademarks and other intangible assets acquired in the Victoria, spices & seasonings, Green Giant, Mama Mary's, Specialty Brands, Rickland Orchards, Pirate Brands, TrueNorth, New York Style and prior acquisitions.

6
Impairment of intangible assets for fiscal 2014 includes a $26.8 million loss for the impairment of amortizable trademarks and a $7.4 million loss for the impairment of customer relationship intangibles, both relating to Rickland Orchards. Impairment of intangible assets for fiscal 2016 includes a $4.5 million loss for the impairment of amortizable trademarks and a $0.9 million loss for the impairment of customer relationship intangibles, both relating to Rickland Orchards.

7
In addition to the base purchase price consideration paid at closing, the acquisition agreement for Rickland Orchards requires that we pay additional purchase price earn-out consideration contingent upon the achievement of revenue growth targets for fiscal 2014, 2015 and 2016. At the time of acquisition, we established the fair value of the contingent consideration using revenue growth targets meant to achieve operating results in excess of base purchase price acquisition model assumptions. As required, at June 28, 2014 we remeasured the fair value of the contingent consideration using actual operating results through June 28, 2014 and revised forecasted operating results for the remainder of fiscal 2014, 2015 and 2016, and reduced the probability of achievement and the fair value of the contingent consideration to zero. This resulted in a non-cash gain of $8.2 million that is included in gain on change in fair value of contingent consideration in fiscal 2014.

8
Loss on extinguishment of debt for fiscal 2012 includes costs relating to our partial redemption of $101.5 million aggregate principal amount of 7.625% senior notes, including the repurchase premium and other expenses of $7.7 million, the write-off of deferred debt financing costs of $1.5 million and the write-off of unamortized discount of $0.5 million. Loss on extinguishment of debt for fiscal 2012 also includes costs related to the amendment and restatement of our credit agreement, including the write-off of deferred debt financing costs of $0.4 million, unamortized discount of $0.1 million and other expenses of $0.2 million. Loss on extinguishment of debt for fiscal 2013 includes costs relating to our repurchase of $248.5 million aggregate principal amount of 7.625% senior notes and our repayment of $222.2 million aggregate principal amount of tranche B term loans, including the repurchase premium and other expenses of $20.2 million, the write-off of deferred debt financing costs of $8.3 million and the write-off of unamortized discount of $2.8 million. Loss on extinguishment of debt for fiscal 2014 includes the write-off of deferred debt financing costs of $5.4 million and the write-off of unamortized discount of $0.3 million in connection with the termination of our prior credit agreement and the repayment of all outstanding obligations thereunder. Loss on extinguishment of debt for fiscal 2016 includes the write-off of deferred debt financing costs of $2.2 million and the write-off of unamortized discount of $0.6 million in connection with the repayment of $40.1 million aggregate principal amount of our tranche A term loans and $109.9 million aggregate principal amount of our tranche B term loans.

9
Other income for fiscal 2016 includes remeasurement of monetary assets denominated in a foreign currency into U.S. dollars of $0.4 million.

DESCRIPTION OF CERTAIN INDEBTEDNESS

Senior Secured Credit Agreement

        We have a senior secured credit agreement that includes a revolving credit facility, tranche A term loans and tranche B term loans. As of December 31, 2016, $233.6 million of tranche A term loans, $640.1 million of tranche B term loans and $176.0 million of revolving loans were outstanding under our credit agreement. We intend to use a portion of the net proceeds from this offering to repay all of the outstanding borrowings under our revolving credit facility and all of the outstanding amounts due in respect of our tranche A term loans, as well as to pay related fees and expenses. In connection with this offering, we also intend to refinance the tranche B term loans by reducing the applicable interest rate. The consummation of the refinancing is subject to completion of definitive agreements as well as customary closing conditions, and is subject to market conditions. There can be no assurance that the refinancing will occur, or, if it does, as to the terms of the refinancing.

        As of December 31, 2016, the available borrowing capacity under our revolving credit facility, net of outstanding letters of credit of $2.0 million, was $322.0 million. Proceeds of the revolving credit facility may be used for general corporate purposes, including acquisitions of targets in the same or a similar line of business as our company, subject to specified criteria. We are required to pay a commitment fee of 0.50% per annum on the unused portion of the revolving credit facility. The maximum letter of credit capacity under the revolving credit facility is $50.0 million, with a fronting fee of 0.25% per annum for all outstanding letters of credit and a letter of credit fee equal to the applicable margin for revolving loans that are Eurodollar (LIBOR) loans. The revolving credit facility matures on June 5, 2019.

        The tranche A term loans are subject to principal amortization. $10.5 million is due and payable in fiscal 2017 and $76.9 million is due and payable in fiscal 2018. The balance of all borrowings under the tranche A term loan facility, or $146.2 million, is due and payable at maturity on June 5, 2019. The entire $640.1 million principal amount of tranche B term loans outstanding as of December 31, 2016, are due and payable at maturity on November 2, 2022.

        We may prepay the term loans or permanently reduce the revolving credit facility commitment under the credit agreement at any time without premium or penalty (other than customary "breakage" costs with respect to the early termination of LIBOR loans). Subject to certain exceptions, the credit agreement provides for mandatory prepayment upon certain asset dispositions or casualty events and certain incurrence of indebtedness.

        Interest under the revolving credit facility, including any outstanding letters of credit, and under the tranche A term loan facility, is determined based on alternative rates that we may choose in accordance with the credit agreement, including a base rate per annum plus an applicable margin ranging from 0.50% to 1.00%, and LIBOR plus an applicable margin ranging from 1.50% to 2.00%, in each case depending on our consolidated leverage ratio. As of December 31, 2016, the revolving credit facility and the tranche A term loan interest rates were approximately 2.74% and 2.76%, respectively.

        Interest under the tranche B term loan facility is determined based on alternative rates that we may choose in accordance with the credit agreement, including a base rate per annum plus an applicable margin of 2.00%, and LIBOR plus an applicable margin of 3.00%. As of December 31, 2016, the tranche B term loan interest rate was approximately 3.75%.

        Our obligations under the credit agreement are jointly and severally and fully and unconditionally guaranteed on a senior basis by all of our existing and certain future domestic subsidiaries. The credit agreement is secured by substantially all of our and our domestic subsidiaries' assets except our and our domestic subsidiaries' real property. The credit agreement contains customary restrictive covenants, subject to certain permitted amounts and exceptions, including covenants limiting our ability to incur additional indebtedness, pay dividends and make other restricted payments, repurchase shares of our outstanding stock and create certain liens.

        The credit agreement also contains certain financial maintenance covenants, which, among other things, specify a maximum consolidated leverage ratio and a minimum interest coverage ratio, each ratio as defined in the credit agreement. Our consolidated leverage ratio (defined as the ratio of our consolidated net debt, as of the last day of any period of four consecutive fiscal quarters to our adjusted EBITDA for such period), may not exceed 6.75 to 1.00 through the fourth quarter of 2016; and 6.50 to 1.00 for the first quarter of 2017 and thereafter. We are also required to maintain a consolidated interest coverage ratio of at least 1.75 to 1.00 as of the last day of any period of four consecutive fiscal December 31, 2016, January 2, 2016 and January 3, 2016 quarters. As of December 31, 2016, we were in compliance with all of the covenants, including the financial covenants, in the credit agreement.

        The credit agreement also provides for an incremental term loan and revolving loan facility, pursuant to which we may request that the lenders under the credit agreement, and potentially other lenders, provide unlimited additional amounts of term loans or revolving loans or both on terms substantially consistent with those provided under the credit agreement. Among other things, the utilization of the incremental facility is conditioned on our ability to meet a maximum senior secured leverage ratio of 4.00 to 1.00, and a sufficient number of lenders or new lenders agreeing to participate in the facility.

4.625% Senior Notes due 2021

        As of the date of this prospectus supplement, we have $700.0 million principal amount of 4.625% senior notes due 2021 outstanding. Below is a summary of the 2021 notes.

        In June 2013, we issued $700.0 million aggregate principal amount of the 2021 notes at a public offering price of 100.0% of face value. Interest on the 2021 notes is payable on June 1 and December 1 of each year. The 2021 notes will mature on June 1, 2021, unless earlier retired or redeemed as described below.

        Beginning June 1, 2016, we may redeem some or all of the 2021 notes at a redemption price of 103.469% of their principal amount, and thereafter at prices declining annually to 100% of their principal amount on or after June 1, 2019, plus accrued and unpaid interest to the date of redemption. In addition, if we undergo a change of control, we may be required to offer to repurchase the 2021 notes at the repurchase price of 101% of their principal amount plus accrued and unpaid interest to the date of redemption.

        We may also, from time to time, seek to retire 2021 notes through cash repurchases, exchanges of 2021 notes for equity securities, open market purchases, privately negotiated transactions or otherwise, including through the proceeds of this offering. Such repurchases or exchanges, if any, will depend on prevailing market conditions, our liquidity requirements, contractual restrictions and other factors. The amounts involved may be material.

        Our obligations under the 2021 notes are jointly and severally and fully and unconditionally guaranteed on a senior basis by all of our existing and certain future domestic subsidiaries. The 2021 notes and the subsidiary guarantees are our and the guarantors' general unsecured obligations and are effectively junior in right of payment to all of our and the guarantors' secured indebtedness and to the indebtedness and other liabilities of our non-guarantor subsidiaries; are pari passu in right of payment to all of our and the guarantors' existing and future unsecured senior debt (including the notes offered hereby); and are senior in right of payment to all of our and the guarantors' future subordinated debt. Our foreign subsidiaries are not guarantors, and any future foreign or partially-owned domestic subsidiaries will not be guarantors, of the 2021 notes.

        The indenture governing the 2021 notes contains covenants with respect to us and the guarantors and restricts the incurrence of additional indebtedness and the issuance of capital stock; the payment of dividends or distributions on, and redemption of, capital stock; a number of other restricted payments, including certain investments; creation of specified liens, certain sale-leaseback transactions and sales of certain specified assets; fundamental changes, including consolidation, mergers and transfers of all or substantially all of our assets; and specified transactions with affiliates. Each of the covenants is subject to a number of important exceptions and qualifications. As of December 31, 2016, we were in compliance with all of the covenants in the indenture governing the 2021 notes.

DESCRIPTION OF NOTES

        You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the words "B&G Foods" refers only to B&G Foods, Inc. and its successor in accordance with the terms of the indenture, and not to any of its Subsidiaries.

        B&G Foods will issue the notes under an indenture, dated as of June 4, 2013 (the "Base Indenture"), as supplemented by a supplemental indenture establishing the form and terms of the notes (the "Seventh Supplemental Indenture" and, together with the Base Indenture, the "indenture") among itself, the Guarantors and The Bank of New York Mellon, as trustee. See "Notice to Investors." The terms of the notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

        This "Description of Notes," together with the "Description of Our Debt Securities" included in the accompanying base prospectus, is only a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes. A copy of the Base Indenture is incorporated by reference as an exhibit to the registration statement that includes the accompanying base prospectus. This "Description of Notes" supersedes the "Description of Debt Securities" in the accompanying base prospectus to the extent it is inconsistent with such "Description of Debt Securities." Copies of the Base Indenture and the Seventh Supplemental Indenture are available as set forth below under "—Additional Information." Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the indenture.

        The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

Brief Description of the Notes and the Note Guarantees

The Notes

        The notes:

  •
  will be general unsecured obligations of B&G Foods;

  •
  will be pari passu in right of payment with all existing (including the 2021 Senior Notes) and any future unsecured senior Indebtedness of B&G Foods;

  •
  will be senior in right of payment to all existing and any future subordinated Indebtedness of B&G Foods; and

  •
  will be fully and unconditionally guaranteed by the Guarantors.

        However, the notes will be effectively subordinated to all borrowings under the Credit Agreement, which as of the date of the indenture are secured by substantially all of the assets of B&G Foods and the Guarantors, other than the real estate of B&G Foods and the Guarantors. See "Risk Factors—Although the notes are referred to as "senior" notes, your right to receive payments on these notes is effectively subordinated to the rights of our existing and future secured creditors. Further, the guarantees of these notes are effectively subordinated to all the guarantors' existing and future secured indebtedness."

The Note Guarantees

        The notes will be jointly and severally and fully and unconditionally guaranteed by all of B&G Foods' Domestic Subsidiaries.

        Each guarantee of the notes:

  •
  will be a general unsecured obligation of the Guarantor;

  •
  will be pari passu in right of payment with all existing (including that Guarantor's guarantee of the 2021 Senior Notes) and any future unsecured senior Indebtedness of that Guarantor; and

  •
  will be senior in right of payment to all existing and any future subordinated Indebtedness of that Guarantor.

        Not all of our Subsidiaries will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-Guarantor Subsidiaries, the non-Guarantor Subsidiaries will pay the holders of their debt and trade creditors before they will be able to distribute any of their assets to us. The Guarantor Subsidiaries generated substantially all of our net sales for the year ended December 31, 2016 and owned virtually all of our consolidated assets as of December 31, 2016. As of the date of the indenture, our non-Guarantor Subsidiaries will be B&G Foods Canada, ULC, B&G Foods Manufacturing Mexico, S. de R.L. de C.V. and Sirops Maple Grove Inc.

        As of the date of the indenture, all of our Subsidiaries will be "Restricted Subsidiaries." However, under the circumstances described below under the caption "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our Subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not guarantee the notes and will not be subject to many of the restrictive covenants in the indenture.

Principal, Maturity and Interest

        B&G Foods will issue $500.0 million in aggregate principal amount of notes in this offering. B&G Foods may issue additional notes under the indenture ("Additional Notes") from time to time after this offering. Any issuance of Additional Notes is subject to all of the covenants in the indenture, including the covenant described below under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock." The notes and any Additional Notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. B&G Foods will issue notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will mature on                                    , 2025.

        Interest on the notes will accrue at the rate of        % per annum and will be payable semi-annually in arrears on                        and                                     , commencing on                                     , 2017. Interest on overdue principal and interest, if any, will accrue at a rate that is 1% higher than the then applicable interest rate on the notes. B&G Foods will make each interest payment to the holders of record on the immediately preceding                        and                         .

        Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid or provided for. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

        If a holder of notes has given wire transfer instructions to B&G Foods, B&G Foods will pay, or cause to be paid, all principal, interest and premium, if any, on that holder's notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless B&G Foods elects to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

        The trustee will initially act as paying agent and registrar. B&G Foods may change the paying agent or registrar without prior notice to the holders of the notes, and B&G Foods or any of its Restricted Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes and holders will be required to pay all taxes due on transfer. B&G Foods will not be required to transfer or exchange any note selected for redemption. Also, B&G Foods will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

  Note Guarantees

        The notes will be guaranteed by each of B&G Foods' current and future Domestic Subsidiaries. The Note Guarantees will be joint and several obligations of the Guarantors and those obligations will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors—Federal and state fraudulent transfer laws permit a court to void the notes and the guarantees, and, if that occurs, you may not receive any payments on the notes or the guarantees."

        A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than (i) B&G Foods or another Guarantor or (ii) an affiliate of B&G Foods solely for the purpose of reincorporating or reorganizing in the United States or any state thereof), unless:

  (1)
  immediately after giving effect to that transaction, no Default or Event of Default exists; and

  (2)
  either:

  (a)
  the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of that Guarantor under the indenture, its Note Guarantee pursuant to a supplemental indenture satisfactory to the trustee; or

  (b)
  the Net Proceeds of such sale or other disposition are applied in accordance with the "Asset Sale" provisions of the indenture.

        The Note Guarantee of a Guarantor will be automatically released:

  (1)
  in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) B&G Foods or a Restricted Subsidiary of B&G Foods, if the sale or other disposition complies with the "Asset Sale" provisions of the indenture;

  (2)
  in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) B&G Foods or a Restricted Subsidiary of B&G Foods, if the sale or other disposition complies with the "Asset Sale" provisions of the indenture;

  (3)
  if B&G Foods designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

  (4)
  upon legal defeasance, covenant defeasance or satisfaction and discharge of the indenture as provided below under "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge";

  (5)
  if such Guarantor no longer constitutes a Domestic Subsidiary; or

  (6)
  if it is determined in good faith by B&G Foods that a liquidation, dissolution or merger out of existence of such Guarantor is in the best interests of B&G Foods and is not materially disadvantageous to the holders.

        See "—Repurchase at the Option of Holders—Asset Sales."

Optional Redemption

        Except as described below, the notes will not be redeemable at B&G Foods' option prior to                                    , 2020. At any time prior to                                     , 2020, B&G Foods may on any one or more occasions redeem up to 40% of the aggregate principal amount of notes issued under the indenture (including Additional Notes, if any), upon not less than 30 nor more than 60 days' notice, at a redemption price equal to        % of the principal amount of the notes redeemed, plus accrued and unpaid interest, if any, to the redemption date, (subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date) in an amount not to exceed the net cash proceeds of one or more Equity Offerings of B&G Foods; provided that:

  (1)
  at least 50% of the aggregate principal amount of notes originally issued under the indenture (excluding notes held by B&G Foods and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

  (2)
  the redemption occurs within 90 days of the date of the closing of such Equity Offering.

        At any time prior to                        , 2020, B&G Foods may on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount of the notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

        On or after                        , 2020, B&G Foods may on any one or more occasions redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on                        of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2020		%
2021		%
2022		%
2023 and thereafter	100.000%

        Any redemption or notice of any redemption may, at B&G Foods' discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering, other offering or other corporate transaction or event. In addition, we may provide in any notice of redemption that payment of the redemption price and the performance of our obligations with respect to such redemption may be performed by another person; provided, however, that B&G Foods shall remain obligated to pay the redemption price and perform its obligations with respect to such redemption in the event such other person fails to do so. Notice of any redemption in respect of an Equity Offering may be given prior to completion thereof.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        This section is a discussion of certain material U.S. federal income tax considerations relating to the purchase, ownership, and disposition of the notes. This section does not provide a complete analysis of all potential tax considerations. The information provided below is based on the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury Regulations, Internal Revenue Service ("IRS") rulings and pronouncements, and judicial decisions all as now in effect and all of which are subject to change or differing interpretations, possibly with retroactive effect. There can be no assurances that the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of purchasing, owning or disposing of the notes. This section generally applies only to beneficial owners of the notes that purchase their notes in this offering for an amount equal to the issue price of the notes, which is the first price at which a substantial amount of the notes is sold for money to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of initial purchasers, placement agents or wholesalers), and that hold the notes as capital assets. This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of the beneficial owner's circumstances (for example, persons subject to the alternative minimum tax provisions of the Code, or a U.S. Holder (as defined below) whose "functional currency" is not the U.S. dollar). Also, it is not intended to be applicable to all categories of investors, some of whom may be subject to special rules (such as dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, banks, thrifts or other financial institutions, regulated investment companies, real estate investment trusts, insurance companies, tax-exempt entities, any entity or arrangement that is a partnership for U.S. federal income tax purposes, tax-deferred or other retirement accounts, certain former citizens or residents of the United States, persons holding notes as part of a hedging, conversion or integrated transaction or a straddle, or persons deemed to sell notes under the constructive sale provisions of the Code). The amortizable bond premium or market discount rules may apply to any investor who purchases notes at a price other than the issue price and pursuant to this offering memorandum, and investors should consult their own tax advisors regarding this possibility. Finally, this section does not describe the effect of the U.S. federal estate and gift tax laws or the effects of any applicable foreign, state or local laws.

        THIS SECTION IS FOR GENERAL INFORMATION AND IS NOT TAX ADVICE WITH RESPECT TO ANY SPECIFIC INVESTOR IN LIGHT OF SUCH INVESTOR'S PARTICULAR CIRCUMSTANCES. INVESTORS CONSIDERING THE PURCHASE OF THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF U.S. FEDERAL ESTATE OR GIFT TAX LAWS, FOREIGN, STATE AND LOCAL LAWS, AND TAX TREATIES.

        As used herein, the term "U.S. Holder" means a beneficial owner of the notes that, for U.S. federal income tax purposes is (1) an individual who is a citizen or resident of the United States, (2) a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state of the United States, including the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if (x) a U.S. court can exercise primary supervision over the trust's administration and one or more United States persons (as defined in the Code) are authorized to control all substantial decisions of the trust or (y) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

        A "Non-U.S. Holder" is a beneficial owner of the notes that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. Holder.

        If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the notes, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. A beneficial owner of the notes that is a partnership, and partners in such partnership, should consult their own tax advisors about the U.S. federal income tax consequences to them of purchasing, owning and disposing of the notes indirectly through ownership of their partnership interests.

Payments Subject to Certain Contingencies

        In certain circumstances described in the "Description of Notes—Optional Redemption," we may be obligated to pay holders of notes amounts in excess of the stated interest and principal payable on the notes. We intend to take the position that the likelihood that such payments will be made is remote and that the additional payments are incidental, and therefore the notes are not subject to certain rules governing contingent payment debt instruments. This determination will be binding on a holder unless such holder explicitly discloses on a statement attached to such holder's timely filed U.S federal income tax return for the taxable year that includes the acquisition date of the note that such holder's determination is different. It is possible, however, that the IRS may take a contrary position from that described above, in which case the tax consequences to a holder could differ materially and adversely from those described below. The remainder of this disclosure assumes that the notes will not be treated as contingent payment debt instruments.

Consequences to U.S. Holders

  Taxation of Interest

        A U.S. Holder will be required to recognize as ordinary income any interest paid or accrued on the notes, in accordance with the U.S. Holder's regular method of accounting.

  Sale, Exchange, Redemption or Other Taxable Disposition of Notes

        A U.S. Holder generally will recognize capital gain or loss if the U.S. Holder disposes of the notes in a sale, exchange, redemption or other taxable disposition. A U.S. Holder's gain or loss generally will equal the difference between the proceeds received by the U.S. Holder (other than amounts representing accrued but unpaid interest, which will be taxed as ordinary income to the extent not previously included in income) and the U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will equal the amount the U.S. Holder paid for the note. The gain or loss recognized by a U.S. Holder on a disposition of the note will be long-term capital gain or loss if the note has been held for more than one year at the time of the transaction. Long-term capital gains of non-corporate taxpayers are currently eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

  Additional Tax on Net Investment Income

        Certain non-corporate U.S. Holders are subject to an additional 3.8% tax, in addition to regular tax on income and gains, on some or all of their "net investment income," which generally will include interest on the notes and gain recognized with respect to the sale exchange, redemption or other taxable disposition of the notes. U.S. Holders should consult their own tax advisors regarding the applicability of this additional tax in respect of their notes.

Consequences to Non-U.S. Holders

        The following discussion applies only to Non-U.S. Holders (as defined above).

  Taxation of Interest

        Subject to the discussion below under "—Income or Gains Effectively Connected with a U.S. Trade or Business," payments of interest to Non-U.S. Holders are generally subject to U.S. federal income tax at a rate of 30 percent (or a reduced or zero rate under the terms of an applicable income tax treaty between the United States and the Non- U.S. Holder's country of residence), collected by means of withholding by the payor. Payments of interest on the notes to a Non-U.S. Holder that qualify as "portfolio interest" will be exempt from U.S. federal income tax, including withholding of such tax, if the Non-U.S. Holder certifies its nonresident status as described below. The portfolio interest exception will not apply to payments of interest to a Non-U.S. Holder that:

  •
  owns, actually or constructively, shares of our stock representing at least 10 percent of the total combined voting power of all classes of our stock entitled to vote;

  •
  is a "controlled foreign corporation" that is related, actually or constructively, to us through sufficient stock ownership;

  •
  is a bank receiving the interest pursuant to a loan agreement entered into in the ordinary course of the Non-U.S. Holder's trade or business; or

  •
  does not certify its nonresident status as described below, or the applicable withholding agent has actual knowledge or reason to know the holder is a United States person.

        In general, a foreign corporation is a controlled foreign corporation if more than 50 percent of its stock (by either voting power or value) is owned, actually or constructively, by one or more United States persons that each owns, actually or constructively, at least 10 percent of the total combined voting power of the corporation's voting stock.

        The portfolio interest exception, entitlement to treaty benefits and several of the special rules for Non-U.S. Holders described below apply only if the holder certifies its nonresident status under penalties of perjury. A Non-U.S. Holder can generally meet this certification requirement by providing a properly completed and executed IRS Form W-8BEN, IRS Form W-8BEN-E, or other applicable IRS Form W-8 or appropriate substitute form to our paying agent prior to the payment. If treaty benefits are claimed, the Non-U.S. Holder may be required to provide a taxpayer identification number on IRS Form W-8BEN or IRS Form W-8BEN-E. If the Non-U.S. Holder holds its notes through a financial institution or other agent acting on the holder's behalf, the holder will be required to provide appropriate documentation to the agent. The Non-U.S. Holder's agent will then be required to provide certification to our paying agent, either directly or through other intermediaries. For payments made to a foreign partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes), the certification requirements generally apply to the partners rather than the partnership, and the partnership must provide the partners' documentation to us or our paying agent.

  Sale, Exchange, Redemption or Other Taxable Disposition of Notes

        Non-U.S. Holders generally will not be subject to U.S. federal income tax on any gain realized on the sale, exchange, redemption or other taxable disposition of notes (other than with respect to payments attributable to accrued interest, which will be taxed as described under "—Taxation of Interest" above). This general rule, however, is subject to several exceptions. For example, the gain would be subject to U.S. federal income tax if:

  •
  the gain is effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business (and, if an income tax treaty applies, the gain is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder), in which case it would be subject to tax as described below under "—Income or Gains Effectively Connected with a U.S. Trade or Business;" or

  •
  subject to certain exceptions, the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied, in which case, except as otherwise provided by an applicable income tax treaty, the gain would be subject to a flat 30 percent tax, which may be offset by certain U.S. source capital losses, even if the individual is not considered a resident of the U.S., provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

  Income or Gains Effectively Connected with a U.S. Trade or Business

        The preceding discussion of the U.S. federal income and withholding tax considerations of the purchase, ownership or disposition of the notes by a Non-U.S. Holder assumes that any interest on the notes or any gain realized on the sale, exchange, redemption or other taxable disposition of the notes is not effectively connected with a trade or business in the United States, if any, conducted by the Non-U.S. Holder. If any interest on the notes or gain from the sale, exchange, redemption or other taxable disposition of the notes is effectively connected with a U.S. trade or business conducted by the Non-U.S. Holder, then the income or gain will be subject to U.S. federal income tax at regular graduated rates in the same manner as the income or gain of a U.S. Holder. If the Non-U.S. Holder is eligible for the benefits of an applicable income tax treaty between the U.S. and the holder's country of residence, any "effectively connected" income or gain will generally be subject to U.S. federal income tax only if it is also attributable to a permanent establishment maintained by the holder in the United States. Payments of interest that are effectively connected with a U.S. trade or business (and, if an income tax treaty applies, attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder), and therefore included in the gross income of a Non-U.S. Holder, will not be subject to the 30 percent withholding tax described above; provided, that the holder claims exemption from withholding. To claim exemption from withholding in the case of U.S. trade or business income, or to claim the benefits of an applicable income tax treaty, the holder must certify its qualification, which generally can be done by filing a properly completed and executed IRS Form W-8ECI (in the case of a U.S. trade or business income) or properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E (in the case of a treaty), or any successor form as the IRS designates, as applicable, prior to the payment of interest. If the Non-U.S. Holder is a corporation, that portion of its earnings and profits that is effectively connected with its U.S. trade or business may also be subject to an additional "branch profits tax" at a 30% rate (or, if applicable, a lower income tax treaty rate).

  Foreign Account Tax Compliance Act

        Under the Foreign Account Tax Compliance Act ("FATCA"), withholding taxes may apply to certain types of payments made to "foreign financial institutions" (as specially defined in the Code) and certain other non-U.S. entities, including foreign financial institutions and other entities acting as an intermediary. Specifically, a 30% withholding tax may be imposed on interest on, and gross proceeds from the sale or other disposition of, notes paid to a foreign financial institution or to a non-financial foreign entity, unless (1) the foreign financial institution undertakes certain diligence and reporting, (2) the non-financial foreign entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, then, pursuant to an agreement between it and the U.S. Treasury, it must, among other things, identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders.

        The withholding provisions described above will generally not apply to payments of gross proceeds from a sale or other disposition of notes until on or after January 1, 2019. Foreign financial institutions located in jurisdictions that have entered into an intergovernmental agreement with the United States with respect to FATCA may be subject to different rules. Holders should consult their own tax advisors regarding FATCA, the U.S. Treasury Regulations thereunder and any applicable intergovernmental agreements with respect to FATCA.

Information Reporting and Backup Withholding

  U.S. Holders

        Payments of interest to U.S. Holders and payments to U.S. Holders upon a sale, exchange, redemption or other taxable disposition of the notes generally will be subject to information reporting on IRS Form 1099, and will be subject to backup withholding, unless the U.S. Holder provides the applicable payor or its agent with a correct taxpayer identification number, certified under penalties of perjury, as well as certain other information, or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against that holder's U.S. federal income tax liability provided that the required information is timely furnished to the IRS.

  Non-U.S. Holders

        Backup withholding and information reporting on IRS Form 1099 will not apply to payments of interest to a Non-U.S. Holder provided that the Non-U.S. Holder is (1) the beneficial owner of the notes and certifies to the applicable payor or its agent, under penalties of perjury, that the holder not a United States person and provides a duly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or a suitable substitute form), (2) a securities clearing organization, bank or other financial institution, that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and that certifies under penalties of perjury that such an IRS Form W-8BEN or IRS Form W-8BEN-E (or a suitable substitute form) has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof, or (C) otherwise exempt from backup withholding and information reporting (provided that the applicable withholding agent does not have actual knowledge or reason to know that the holder is a United States person or that the conditions of any other exemptions are not in fact satisfied).

        Information reporting and backup withholding generally will not apply to a payment of the proceeds of a sale, exchange, redemption or other taxable disposition of notes effected outside the United States by a foreign office of a foreign broker. However, information reporting requirements (but not backup withholding) will apply to a payment of the proceeds of a sale, redemption, retirement or other taxable disposition of notes effected outside the United States by a foreign office of a broker if the broker (i) is a United States person, (ii) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) is a "controlled foreign corporation" for U.S. federal income tax purposes, or (iv) is a foreign partnership that, at any time during its taxable year is 50% or more (by income or capital interest) owned by United States persons or is engaged in the conduct of a U.S. trade or business, unless in any such case the broker has documentary evidence in its records that the holder is a non-U.S. holder and certain conditions are met, or the holder otherwise establishes an exemption. Payment of the proceeds of a sale, exchange, redemption or other taxable disposition of notes by a United States office of a broker will be subject to both backup withholding and information reporting unless the holder certifies its non-U.S. status under penalties of perjury or otherwise establishes an exemption. Information returns are required to be filed by the IRS in connection with any interest paid to the Non-U.S. Holder, regardless of whether any tax was withheld.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against that holder's U.S. federal income tax liability provided the required information is timely furnished to the IRS.

UNDERWRITING (CONFLICTS OF INTEREST)

        Under the terms and subject to the conditions contained in an underwriting agreement dated                        , 2017, we have agreed to sell to the underwriters, for whom Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC are acting as representatives, and the underwriters have agreed to purchase, severally and not jointly, the following respective principal amount of notes.

Underwriters	Principal Amount of Notes
Barclays Capital Inc.	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated
RBC Capital Markets, LLC
BMO Capital Markets Corp.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Citizens Capital Markets, Inc.
Rabo Securities USA, Inc.
TD Securities (USA) LLC

Total	$500,000,000

        The underwriting agreement provides that the underwriters are obligated to purchase all of the notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

        The underwriters have advised us that they propose initially to offer the notes to the public at the public offering price on the cover page of this prospectus supplement, and to dealers at that price less a concession not in excess of        % of the principal amount of the notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of        % of the principal amount of the notes to other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

        The following table shows the discounts we will pay to the underwriters in respect to this offering:

Per note		%
Total	$

        The expenses of the offering, not including the underwriting discount, are estimated to be approximately $            and are payable by us. The underwriters have agreed to reimburse certain of our expenses in connection with this offering.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or, if such indemnification is not available, to contribute to payments the underwriters may be required to make in respect of these liabilities.

        The notes are a new issue of securities for which there currently is no market. Certain of the underwriters have advised us that they intend to make a market in the notes as permitted by applicable law. They are not obligated, however, to make a market in the notes and any market-making may be discontinued at any time at their sole discretion. Accordingly, no assurance can be given as to the development or liquidity of any market for the notes. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

        The underwriters may engage in over-allotment, stabilizing transactions, covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934:

  •
  Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters.

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions.

  •
  Penalty bids permit the underwriters to reclaim a selling concession from a broker/dealer when the notes originally sold by such broker/dealer are purchased in a stabilizing or covering transaction to cover short positions.

        These stabilizing transactions, covering transactions and penalty bids may cause the price of the notes to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, we make no representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

        We and the guarantors have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to United States dollar-denominated debt securities issued or guaranteed by us or any guarantor and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the representatives for a period beginning on the date of this prospectus supplement and ending 90 days after the closing date.

  Conflicts of Interest

        Because affiliates of each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, BMO Capital Markets Corp., Rabo Securities USA, Inc. and TD Securities (USA) LLC are lenders under our revolving credit facility and/or tranche A term loan facility and each will receive 5% or more of the net proceeds of this offering due to the repayment of borrowings under these two facilities, each Merrill Lynch, Pierce, Fenner & Smith Incorporated, BMO Capital Markets Corp., Rabo Securities USA, Inc. and TD Securities (USA) LLC is deemed to have a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering will be conducted in accordance with FINRA Rule 5121, which requires, among other things, that a "qualified independent underwriter" participate in the preparation of, and exercise the usual standards of "due diligence" with respect to, the registration statement and this prospectus. Barclays Capital Inc. has agreed to act as a qualified independent underwriter for this offering and to undertake the legal responsibilities and liabilities of an underwriter under the Securities Act, specifically including those inherent in Section 11 thereof. Barclays Capital Inc. will not receive any additional fees for serving as a qualified independent underwriter in connection with this offering. We have agreed to indemnify Barclays Capital Inc. against liabilities incurred in connection with acting as a qualified independent underwriter, including liabilities under the Securities Act. Pursuant to FINRA Rule 5121, Merrill Lynch, Pierce, Fenner & Smith Incorporated, BMO Capital Markets Corp., Rabo Securities USA, Inc. and TD Securities (USA) LLC will not confirm any sales to any account over which they exercise discretionary authority without the specific written approval of the account holder. See "Use of Proceeds" for additional information.

  Other Relationships

        The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they have received or may in the future receive customary fees. Affiliates of each of the underwriters serve as a lender, arranger and/or agent under our credit agreement and, as a result, may receive a portion of the net proceeds of this offering. Certain of the underwriters and/or their affiliates may hold other existing indebtedness of our company and may therefore receive a portion of the net proceeds of this offering to the extent used to repay such other indebtedness.

        In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. If the underwriters or their affiliates have a lending relationship with us, the underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Investors

Canada

        The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

United Kingdom

        This prospectus supplement and the accompanying prospectus have not been approved by an authorized person for the purposes of section 21 of the Financial Services and Markets Act 2000 ("FSMA") and are, accordingly, only being distributed in the United Kingdom to, and are only directed at (i) investment professionals falling within the description of persons in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Financial Promotion Order"); or (ii) high net worth companies and other persons falling within Article 49(2)(a) to (d) of the Financial Promotion Order; or (iii) to any other person to whom they may otherwise lawfully be communicated or made in accordance with the Financial Promotion Order (all such persons together being referred to as "relevant persons").

        The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents. An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) in connection with the issue or sale of any notes which are the subject of the offering contemplated by this prospectus will only be communicated or caused to be communicated in circumstances in which Section 21(1) of FSMA does not apply to the issuer.

EEA

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") an offer to the public of any notes which are the subject of the offering contemplated herein may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any notes may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

  •
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  to fewer than 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of notes shall result in a requirement for us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        Each person in a Relevant Member State who receives any communication in respect of, or who acquires any notes under, the offers contemplated here in this prospectus supplement will be deemed to have represented, warranted and agreed to and with the underwriters and us that:

  •
  it is a qualified investor as defined under the Prospectus Directive; and

  •
  in the case of any notes acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the notes acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in the circumstances in which the prior consent of the underwriters has been given to the offer or resale or (ii) where notes have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of such notes to it is not treated under the Prospectus Directive as having been made to such persons.

        For the purposes of this representation and the provision above, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

LEGAL MATTERS

        The validity of the notes and subsidiary guarantees offered hereby will be passed upon for us by Dechert LLP, Philadelphia, Pennsylvania. Certain legal matters relating to this offering will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York.

EXPERTS

        The consolidated financial statements and schedule of B&G Foods, Inc. and subsidiaries as of December 31, 2016 and January 2, 2016 and for each of the fiscal years ended December 31, 2016, January 2, 2016 and January 3, 2015, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. KPMG's report dated March 1, 2017, on the effectiveness of B&G Foods, Inc.'s internal control over financial reporting as of December 31, 2016, contains an explanatory paragraph that states that management excluded from its assessment of the effectiveness of B&G Foods, Inc.'s internal control over financial reporting as of December 31, 2016, the spices & seasonings and Victoria businesses' internal control over financial reporting associated with 16.1% of total assets and 2.3% of total net sales included in the consolidated financial statements of B&G Foods, Inc. and subsidiaries as of and for the fiscal year ended December 31, 2016. KPMG's audit of internal control over financial reporting of B&G Foods, Inc. also excluded an evaluation of the internal control over financial reporting of the spices & seasonings and Victoria businesses.

        The statements of net assets to be sold of the General Mills Green Giant business as May 31, 2015 and May 25, 2014 and the related statements of revenue and direct operating expenses for the fiscal years ended May 31, 2015, May 25, 2014 and May 26, 2013 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLC, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, we file periodic reports, proxy statements and information statements and other information with the SEC.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to our company and the securities offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus supplement concerning the contents of any contract or any other document are not necessarily complete; reference is made in each instance to the copy of such contract or any other document filed as an exhibit to the registration statement. Each such statement is qualified in all respects by such reference to such exhibit.

        You may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC at the SEC's public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1.800.SEC.0330 for further information on the operation of the public reference rooms. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. The site's Internet address is www.sec.gov. Our

SEC filings are also available to the public, free of charge, from our website at www.bgfoods.com. We will furnish without charge to each person to whom a copy of this prospectus supplement is delivered, upon written or oral request, a copy of any and all of these filings (except exhibits, unless they are specifically incorporated by reference into this prospectus supplement). Please direct any requests for copies to:

B&G Foods, Inc.
Four Gatehall Drive
Parsippany, NJ 07054
Attention: Corporate Secretary
Telephone: 973.401.6500
Fax: 973.630.6550
E-Mail: corporatesecretary@bgfoods.com

INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference in this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement. We incorporate by reference in this prospectus supplement the information contained in the following documents (other than any portions of the respective filings that were furnished under applicable SEC rules rather than filed):

  •
  our annual report on Form 10-K for the year ended December 31, 2016 filed on March 1, 2017;

  •
  our current reports on Form 8-K filed on November 6, 2015 (as amended by Amendment No. 1 to such Form 8-K, filed on January 19, 2016) and March 15, 2017; and

  •
  Part III of our annual report on Form 10-K for the year ended January 2, 2016 filed on March 2, 2016.

        We are also incorporating by reference all other reports that we will file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of the respective filings that will be furnished under applicable SEC rules rather than filed) until all the securities that may be offered under this prospectus supplement are sold. The information that we file with the SEC after the date of this prospectus supplement and prior to the completion of the offering of the securities under this prospectus supplement will update and supersede the information contained in this prospectus supplement and incorporated filings. You will be deemed to have notice of all information incorporated by reference in this prospectus supplement as if that information was included in this prospectus supplement.

        You may obtain copies of these documents from us, free of cost, by contacting us at the address or telephone number provided in "Where You Can Find More Information" immediately above.

PROSPECTUS

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

        We may offer and sell, from time to time in one or more offerings, together or separately, common stock, preferred stock, debt securities, warrants or units. This prospectus also covers subsidiary guarantees, if any, of our payment obligations under any debt securities, which may be given by our subsidiaries, on terms to be determined at the time of the offering.

        We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplement may also add, update or change information in this prospectus. Before you invest, we urge you to read carefully this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus.

        We will sell these securities directly, or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see "Plan of Distribution" in this prospectus. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

        This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement.

        Shares of our common stock are traded on the New York Stock Exchange under the symbol "BGS." Each prospectus supplement will indicate if the securities offered thereby will be listed on the New York Stock Exchange or any other securities exchange.

        The mailing address of our principal executive offices is Four Gatehall Drive, Parsippany, NJ 07054, and our telephone number is 973.401.6500.

        Investing in our securities involves a high degree of risk which is described in the "Risk Factors" section beginning on page 1 of this prospectus. We urge you to carefully read the "Risk Factors" section before you make your investment decision.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 8, 2016

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a "shelf" registration process. Under this shelf registration process, we may offer from time to time, in one or more offerings, together or separately, common stock, preferred stock, debt securities, warrants or units. Each time we offer securities, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption "Where You Can Find More Information."

        This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under the heading "Where You Can Find More Information."

        We have not authorized anyone to provide information or to make any representations other than those contained in this prospectus or a prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

        We may sell securities through underwriters or dealers, through agents, directly to purchasers or through a combination of these methods. We and our agents reserve the sole right to accept or reject, in whole or in part, any proposed purchase of securities. The prospectus supplement, which we will provide to you each time we offer securities, will set forth the names of any underwriters, dealers, agents or others involved in the sale of securities and any applicable fee, commission or discount arrangements with them. See the information described below under the heading "Plan of Distribution."

        The terms "B&G Foods," "our," "we" and "us," as used in this prospectus, refer to B&G Foods, Inc. and its wholly-owned subsidiaries, except where it is clear that the term refers only to the parent company.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated or deemed to be incorporated by reference in this prospectus, and each prospectus supplement relating to a particular offering of securities, contain forward-looking statements. The words "believes," "anticipates," "plans," "expects," "intends," "estimates," "projects" and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by any forward-looking statements. We believe important factors that could cause actual results to differ materially from our expectations include the following:

  •
  our substantial leverage;

  •
  the effects of rising costs for our raw materials, packaging and ingredients;

  •
  crude oil prices and their impact on distribution, packaging and energy costs;

  •
  our ability to successfully implement sales price increases and cost saving measures to offset any cost increases;

  •
  intense competition, changes in consumer preferences, demand for our products and local economic and market conditions;

  •
  our continued ability to promote brand equity successfully, to anticipate and respond to new consumer trends, to develop new products and markets, to broaden brand portfolios in order to compete effectively with lower priced products and in markets that are consolidating at the retail and manufacturing levels, and to improve productivity;

  •
  the risks associated with the expansion of our business;

  •
  our possible inability to identify new acquisitions or to integrate recent or future acquisitions or our failure to realize anticipated revenue enhancements, cost savings or other synergies;

  •
  our ability to access the credit markets and our borrowing costs and credit ratings, which may be influenced by credit markets generally and the credit ratings of our competitors;

  •
  unanticipated expenses, including, without limitation, litigation or legal settlement expenses;

  •
  the effects of currency movements of the Canadian dollar and the Mexican peso as compared to the U.S. dollar;

  •
  future impairments of our goodwill and intangible assets;

  •
  our sustainability initiatives and changes to environmental laws and regulations;

  •
  other factors that affect the food industry generally, including:

  •
  recalls if products become adulterated or misbranded, liability if product consumption causes injury, ingredient disclosure and labeling laws and regulations and the possibility that consumers could lose confidence in the safety and quality of certain food products;

  •
  competitors' pricing practices and promotional spending levels;

  •
  the risks associated with third-party suppliers and co-packers, including the risk that any failure by one or more of our third-party suppliers or co-packers to comply with food safety or other laws and regulations may disrupt our supply of raw materials or certain finished goods products or injure our reputation; and

ii

    •
    fluctuations in the level of our customers' inventories and credit and other business risks related to our customers operating in a challenging economic and competitive environment; and

  •
  other factors discussed under "Risk Factors" or elsewhere in this prospectus and the documents incorporated or deemed incorporated herein by reference.

        Developments in any of these areas, which are more fully described elsewhere in this prospectus and the documents incorporated or deemed to be incorporated by reference in this prospectus, and each applicable prospectus supplement, could cause our results to differ materially from results that have been or may be projected by or on our behalf.

        All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus.

        We caution that the foregoing list of important factors is not exclusive. We urge you not to unduly rely on forward-looking statements contained or incorporated or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement.

iii

THE COMPANY

        We manufacture, sell and distribute a diverse portfolio of branded, high quality, shelf-stable and frozen food and household products across the United States, Canada and Puerto Rico. Many of our branded products have leading regional or national market shares. In general, we position our branded products to appeal to the consumer desiring a high quality and reasonably priced product. We complement our branded product retail sales with institutional and food service sales and limited private label sales.

        Our company has been built upon a successful track record of both organic and acquisition-driven growth. Our goal is to continue to increase sales, profitability and cash flows by enhancing our existing portfolio of shelf-stable and frozen branded products and by capitalizing on our competitive strengths. We intend to implement our growth strategy through the following initiatives: expanding our brand portfolio with acquisitions of complementary branded businesses, continuing to develop new products and delivering them to market quickly, leveraging our multiple-channel sales and distribution system and continuing to focus on higher growth customers and distribution channels. Since 1996, we have successfully acquired and integrated more than 40 brands into our company.

        Our products include frozen and canned vegetables, hot cereals, fruit spreads, canned meats and beans, bagel chips, spices, seasonings, hot sauces, wine vinegar, maple syrup, molasses, salad dressings, pizza crusts, Mexican-style sauces, dry soups, taco shells and kits, salsas, pickles, peppers, tomato-based products, puffed corn and rice snacks, nut clusters and other specialty products. We compete in the retail grocery, food service, specialty, private label, club and mass merchandiser channels of distribution. We sell and distribute our products directly via a network of independent brokers and distributors to supermarket chains, food service outlets, mass merchants, warehouse clubs, non-food outlets and specialty distributors. Our products are marketed under many recognized brands, including Ac'cent, B&G, B&M, Baker's Joy, Bear Creek Country Kitchens, Brer Rabbit, Canoleo, Cary's, Cream of Rice, Cream of Wheat, Devonsheer, Don Pepino, Emeril's, Grandma's Molasses,Green Giant, JJ Flats, Joan of Arc, Las Palmas, Le Sueur, MacDonald's, Mama Mary's, Maple Grove Farms of Vermont, Molly McButter, Mrs. Dash, New York Flatbreads, New York Style, Old London, Original Tings, Ortega, Pirate's Booty, Polaner, Red Devil, Regina, Sa-són, Sclafani, Smart Puffs, Spring Tree, Sugar Twin, Trappey's, TrueNorth, Underwood, Vermont Maid and Wright's. We also sell and distribute Static Guard, a household product brand.

        B&G Foods, including our subsidiaries and predecessors, has been in business for over 120 years. We were incorporated in Delaware on November 25, 1996 under the name B Companies Holdings Corp. On August 11, 1997, we changed our name to B&G Foods Holdings Corp. On October 14, 2004, simultaneously with the completion of our initial public offering, B&G Foods, Inc., then our wholly-owned subsidiary, was merged with and into us and we were renamed B&G Foods, Inc. Our executive offices are located at Four Gatehall Drive, Parsippany, NJ, 07054, and our telephone number is 973.401.6500. We maintain a website at www.bgfoods.com. The information on our website is not a part of this prospectus or incorporated by reference herein.

USE OF PROCEEDS

        Except as otherwise provided in a prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes, which may include reducing or refinancing our outstanding indebtedness, increasing our working capital or financing acquisitions and capital expenditures. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities. Pending the application of the net proceeds for these purposes, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

RISK FACTORS

        Before making an investment decision, you should carefully consider the risks described under "Risk Factors" in the applicable prospectus supplement and in our most recent Annual Report on

Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated or deemed to be incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

GENERAL DESCRIPTION OF THE SECURITIES WE MAY OFFER

        We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately:

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  shares of our common stock;

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  shares of our preferred stock;

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  debt securities, in one or more series, and which may be guaranteed by certain of our subsidiaries;

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  warrants to purchase our debt or equity securities; or

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  any combination of the foregoing, either individually or as units consisting of one or more of the foregoing, each on terms to be determined at the time of sale.

        We may issue debt securities that are exchangeable for or convertible into shares of our common stock or our preferred stock. The preferred stock may also be exchangeable for and/or convertible into shares of our common stock or another series of our preferred stock.

        When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities, as well as complete descriptions of the security or securities to be offered pursuant to the prospectus supplement. The summary descriptions of securities included in this prospectus are not meant to be complete descriptions of each security.

DESCRIPTION OF CAPITAL STOCK

General

        The following description of common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. For the complete terms of our common stock and preferred stock, please refer to our certificate of incorporation, as amended from time to time, any certificates of designation for our preferred stock, and our bylaws, as amended from time to time. The Delaware General Corporation Law may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common stock or preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

        Our authorized capital stock consists of:

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  125,000,000 shares of common stock, par value $0.01 per share; and

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  1,000,000 shares of preferred stock, par value $0.01 per share.

        As of August 8, 2016, there are 62,656,314 shares of our common stock outstanding. There are no shares of preferred stock outstanding.

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Common Stock

        Voting.    The holders of our common stock are entitled to one vote per share with respect to each matter on which the holders of our common stock are entitled to vote.

        No Cumulative Voting Rights.    The holders of our common stock are not entitled to cumulate their votes in the election of our directors.

        Rights to Dividends and on Liquidation, Dissolution or Winding Up.    The holders of our common stock are entitled to receive dividends as they may be lawfully declared from time to time by our board of directors, subject to any preferential rights of holders of any outstanding shares of preferred stock. In the event of any liquidation, dissolution or winding up of our company, common stockholders are entitled to share ratably in our assets available for distribution to the stockholders, subject to the prior rights of holders of any outstanding preferred stock.

        Our dividend policy reflects a basic judgment that our stockholders are better served when we distribute a substantial portion of our cash available to pay dividends to them instead of retaining it in our business. Under this policy, a substantial portion of the cash generated by our company in excess of operating needs, interest and principal payments on indebtedness, capital expenditures sufficient to maintain our properties and other assets is distributed as regular quarterly cash dividends to the holders of our common stock and not retained by us.

        We have paid dividends every quarter since our initial public offering in October 2004. Our current quarterly dividend rate is $0.42 per share. The following table sets forth the dividends per share we have declared in each of the quarterly periods of 2015 and 2014 and the first three quarterly periods of 2016:

	Fiscal 2016	Fiscal 2015	Fiscal 2014
Fourth Quarter	N/A	$0.35	$0.34
Third Quarter	$0.42	$0.35	$0.34
Second Quarter	$0.42	$0.34	$0.34
First Quarter	$0.42	$0.34	$0.34

        However, notwithstanding the dividend policy, the amount of dividends, if any, for each dividend payment date will be determined by our board of directors on a quarterly basis after taking into account various factors, including our results of operations, cash requirements, financial condition, the dividend restrictions set forth in our debt agreements, provisions of applicable law and other factors that our board of directors may deem relevant. Our dividend policy is based upon our current assessment of our business and the environment in which we operate, and that assessment could change based on competitive or other developments (which could, for example, increase our need for capital expenditures or working capital), new acquisition opportunities or other factors. Our board of directors is free to depart from or change our dividend policy at any time and could do so, for example, if it was to determine that we have insufficient cash to take advantage of growth opportunities.

        We cannot assure you that we will continue to pay dividends at the historical level set forth above or at all. Dividend payments are not mandatory or guaranteed, and holders of our common stock do not have any legal right to receive, or require us to pay, dividends. Our board of directors may, in its sole discretion, amend or repeal this dividend policy at any time. Furthermore, our board of directors may decrease the level of dividends below the rate historically paid or discontinue entirely the payment of dividends.

        Preemptive and Other Subscription Rights.    Common stockholders do not have preemptive, subscription or redemption rights and are not subject to further calls or assessments.

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        Additional Issuance of Our Authorized Common Stock.    Additional shares of our authorized common stock may be issued, as determined by the board of directors of our company from time to time, without approval of holders of our common stock, except as may be required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Preferred Stock

        Our certificate of incorporation provides that we may issue up to 1,000,000 shares of our preferred stock in one or more series as may be determined by our board of directors.

        Our board of directors has broad discretionary authority with respect to the rights of issued series of our preferred stock and may take several actions without any vote or action of the holders of our common stock, including:

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  determining the number of shares to be included in each series;

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  fixing the designation, powers, preferences and relative rights of the shares of each series and any qualifications, limitations or restrictions with respect to each series, including provisions related to dividends, conversion, voting, redemption and liquidation, which may be superior to those of our common stock; and

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  increasing or decreasing the number of shares of any series.

        The board of directors may authorize, without approval of holders of our common stock, the issuance of preferred stock with voting and conversion rights that could adversely affect the voting power and other rights of holders of our common stock. For example, our preferred stock may rank prior to our common stock as to dividend rights, liquidation preferences or both, may have full or limited voting rights and may be convertible into shares of our common stock. The number of authorized shares of our preferred stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of at least a majority of our common stock, without a vote of the holders of any other class or series of our preferred stock unless required by the terms of such class or series of preferred stock.

        Our preferred stock could be issued quickly with terms designed to delay or prevent a change in the control of our company or to make the removal of our management more difficult. This could have the effect of discouraging third-party bids for our common stock or may otherwise adversely affect the market price of our common stock.

        We believe that the ability of our board of directors to issue one or more series of our preferred stock will provide us with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. The authorized shares of our preferred stock, as well as shares of our common stock, will be available for issuance without action by our common stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

        Although our board of directors has no intention at the present time of doing so, it could issue a series of our preferred stock that could, depending on the terms of such series, be used to implement a stockholder rights plan or otherwise impede the completion of a merger, tender offer or other takeover attempt of our company. Our board of directors could issue preferred stock having terms that could discourage an acquisition attempt through which an acquiror may be able to change the composition of the board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price.

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Composition of Board of Directors; Election and Removal of Directors

        In accordance with our bylaws, the number of directors comprising our board of directors will be as determined from time to time by our board of directors. We currently have eight directors. Each director is to hold office until his or her successor is duly elected and qualified. Directors are elected for a term that will expire at the annual meeting of stockholders immediately succeeding their election.

        Directors may be removed from office with or without cause by the affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of our capital stock that are entitled to vote generally in the election of our directors, voting together as a single class. Subject to the rights of the holders of any series of preferred stock, our certificate of incorporation provides that in the case of any vacancies among the directors such vacancy will be filled with a candidate approved by the vote of a majority of the remaining directors, even if less than a quorum (and not by stockholders).

        The filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.

        At any meeting of our board of directors, a majority of the total number of directors then in office will constitute a quorum for all purposes.

Stockholder Action

        Stockholders may act by written consent, without a meeting and without notice or a vote. This provision enables stockholders to act on matters subject to a stockholder vote without waiting until the next annual or special meeting of stockholders.

Special Meetings of Stockholders

        Our certificate of incorporation provides that special meetings of the stockholders may be called at any time by the board of directors, the chairman of the board of directors or the holders of at least 20% of the outstanding shares of our common stock.

Section 203 of the Delaware General Corporation Law

        Our company is subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or, in some cases, within three years prior, did own) 15% or more of the corporation's voting stock. Under Section 203, a business combination between the corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

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  the board of directors must have previously approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding, for purposes of determining the number of our shares outstanding, shares owned by (a) persons who are directors and also officers and (b) employee stock plans, in some instances); or

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  •
  the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

        The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock.

Other Anti-Takeover Provisions of Our Certificate of Incorporation and Bylaws

        Our certificate of incorporation and bylaws contain several provisions, in addition to those pertaining to the issuance of additional shares of our authorized common stock and preferred stock without the approval of the holders of our common stock that could delay or make more difficult the acquisition of our company through a hostile tender offer, open market purchases, proxy contest, merger or other takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price of our common stock. Such provisions, which are described below, include advance notice procedures regarding any proposal of stockholder business to be discussed at a stockholders meeting.

        Advance Notice Procedure for Director Nominations and Stockholder Proposals.    Our bylaws provide that, subject to the rights of holders of any outstanding shares of our preferred stock, a stockholder may nominate one or more persons for election as directors at a meeting only if written notice of the stockholder's nomination has been given, either by personal delivery or certified mail, to our corporate secretary not less than 120 days nor more than 150 days before the first anniversary of the date of our proxy statement in connection with our last annual meeting of stockholders. Each notice must contain:

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  the name, age, business address and, if known, residential address of each nominee;

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  the principal occupation or employment of each nominee;

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  a statement of the particular experience, qualifications, attributes or skills of the proposed nominee;

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  the class, series and number of our shares beneficially owned by each nominee;

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  any other information relating to each nominee required by the SEC's proxy rules; and

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  the written consent of each nominee to be named in our proxy statement and to serve as director if elected.

        Our corporate secretary will deliver all notices to the nominating committee of our board of directors for review. After review, the nominating committee will make its recommendation regarding nominees to our board of directors. Defective nominations will be disregarded.

        For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice of the proposed business in writing to our corporate secretary. To be timely, a stockholder's notice must be given, either by personal delivery or by certified mail, to our corporate secretary not less than 120 days nor more than 150 days before the first anniversary of the date of our proxy statement in connection with our last annual meeting of stockholders. Each notice must contain:

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  a brief description of the business desired to be brought before the annual meeting and the reasons for conducting the business at the annual meeting;

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  the name and address of the stockholder proposing the business as they appear on our stock transfer books;

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  •
  a representation that the stockholder is a stockholder of record and intends to appear in person or by proxy at the annual meeting to bring the business proposed in the notice before the meeting;

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  the class, series and number of our shares beneficially owned by the stockholder; and

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  any material interest of the stockholder in the business.

        Business brought before an annual meeting without complying with these provisions will not be transacted.

        Although our bylaws do not give the board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our bylaws may have the effect of precluding the consideration of some business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Amendment of Our Certificate of Incorporation

        The affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of our capital stock that are entitled to vote generally in the election of our directors, voting together as a single class, is required to amend, alter, change or repeal the provisions of our certificate of incorporation.

Amendment of Our Bylaws

        Our certificate of incorporation provides that our bylaws can be amended only by either our board of directors or the affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of our capital stock that are entitled to vote generally in the election of our directors, voting together as a single class.

Limitation of Liability and Indemnification

        Our certificate of incorporation provides that, to the full extent from time to time permitted by law, no director shall be personally liable for monetary damages for breach of any duty as a director. As required under current Delaware law, our certificate of incorporation currently provides that this waiver may not apply to liability:

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  for any breach of the director's duty of loyalty to us or our stockholders;

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  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

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  under Section 174 of the Delaware General Corporation Law (pertaining to certain prohibited act including unlawful payment of dividends or unlawful purchase or redemption of our capital stock); or

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  for any transaction from which the director derived any improper personal benefit.

        However, in the event the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Neither the amendment or repeal of this provision of our certificate of incorporation, nor the adoption of any provision of our certificate of incorporation which is inconsistent with this provision, shall eliminate or reduce the protection afforded by this provision with respect to any matter which occurred, or any suit or claim which, but for this provision would have accrued or arisen, prior to such amendment, repeal or adoption.

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        Our bylaws also provide that we shall, to the fullest extent from time to time permitted by law, indemnify our directors and officers against all liabilities and expenses in any suit or proceeding, arising out of their status as an officer or director or their activities in these capacities. Our bylaws also require us to indemnify any person who, at our request, is or was serving as a director, officer or trustee of another corporation, joint venture, employee benefit plan trust or other enterprise.

        The right to be indemnified includes the right of an officer or a director to be paid expenses in advance of the final disposition of any proceeding, if we receive an undertaking to repay such amount if it shall be determined that he or she is not entitled to be indemnified.

        Our board of directors may take such action as it deems necessary to carry out these indemnification provisions, including adopting procedures for determining and enforcing indemnification rights and purchasing insurance policies. Our board of directors may also adopt bylaws, resolutions or contracts implementing indemnification arrangements as may be permitted by law. Neither the amendment or repeal of these indemnification provisions, nor the adoption of any provision of our certificate of incorporation inconsistent with these indemnification provisions, shall eliminate or reduce any rights to indemnification relating to their status or any activities prior to such amendment, repeal or adoption.

        We believe these provisions will assist in attracting and retaining qualified individuals to serve as directors.

Listing

        Our shares of common stock are listed on the New York Stock Exchange under the trading symbol "BGS."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES

        As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities may be either secured or unsecured and will either be our senior debt securities or our subordinated debt securities. The debt securities may be issued under the indenture, dated as of June 4, 2013, between us and the Bank of New York Mellon, as trustee, or may be issued under an indenture to be entered into between us and one or more trustees named in the applicable prospectus supplement, a form of which is attached as an exhibit to the registration statement of which this prospectus forms a part. Any debt securities that we issue under this prospectus will be governed by the applicable indenture and a separate supplemental indenture setting out the particular terms of a series of debt securities.

        This section describes certain general terms and provisions that we expect would be applicable to our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

        The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are

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permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

        Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of B&G Foods. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

        Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

        Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

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  the title of debt securities and whether they are subordinated debt securities or senior debt securities;

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  any limit on the aggregate principal amount of the debt securities;

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  the ability to issue additional debt securities of the same series;

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  the price or prices at which we will sell the debt securities;

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  whether the debt securities of the series will be guaranteed and the terms of any such guarantee;

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  the maturity date or dates of the debt securities;

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  the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

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  the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

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  the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

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  whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

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  the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

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  the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

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  •
  if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

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  our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

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  the denominations in which the debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

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  the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

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  the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not U.S. dollars;

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  provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

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  any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

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  any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

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  the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

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  whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

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  the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

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  whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

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  any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

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  the depository for global or certificated debt securities;

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  any special tax implications of the debt securities;

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  any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities; and

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  any other terms of the debt securities not inconsistent with the provisions of the applicable indenture, as amended or supplemented.

        Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

        Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in fully-registered form without coupons.

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        Debt securities may be sold at a substantial discount below their stated principal amount or bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities.

Guarantees

        Debt securities may be guaranteed by certain of our domestic subsidiaries if so provided in the applicable prospectus supplement. The prospectus supplement will describe the terms of any guarantees, including, among other things, the method for determining the identity of the guarantors and the conditions under which guarantees will be added or released. Any guarantees will be joint and several obligations of the guarantors. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Subordination

        The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

        Unless otherwise specified in the applicable prospectus supplement, under the applicable indenture, "senior indebtedness" means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the applicable indenture, or thereafter incurred or created:

  •
  the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

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  all of our capital lease obligations or attributable debt (as will be defined in the applicable indenture) in respect of sale and leaseback transactions;

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  all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;

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  all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;

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  all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

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  all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

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        However, senior indebtedness does not include:

  •
  any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

  •
  any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;

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  any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor;

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  any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

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  any obligations with respect to any capital stock;

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  any indebtedness incurred in violation of the applicable indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer's certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and

  •
  any of our indebtedness in respect of the subordinated debt securities.

        Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

        Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

        In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

        If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

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  any dissolution or winding-up or liquidation or reorganization of B&G Foods, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

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  any general assignment by us for the benefit of creditors; or

  •
  any other marshaling of our assets or liabilities.

        In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the

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holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the applicable indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

        Unless otherwise indicated in an applicable prospectus supplement, the applicable indenture will not limit the issuance of additional senior indebtedness.

        Unless otherwise indicated in an applicable prospectus supplement, if any series of subordinated debt securities is guaranteed by certain of our subsidiaries, then the guarantee will be subordinated to the senior indebtedness of such guarantor to the same extent as the subordinated debt securities are subordinated to the senior indebtedness.

Consolidation, Merger, Sale of Assets and Other Transactions

        Unless an accompanying prospectus supplement states otherwise, we may not (1) merge with or into or consolidate with another corporation or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other corporation other than a direct or indirect wholly-owned subsidiary of ours, and (2) no corporation may merge with or into or consolidate with us or, except for any direct or indirect wholly-owned subsidiary of ours, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:

  •
  we are the surviving corporation or the corporation formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, has expressly assumed by supplemental indenture all of our obligations under the applicable indenture;

  •
  immediately after giving effect to such transaction, no default or event of default has occurred and is continuing;

  •
  we or the corporation formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made (if other than us) would, on the date of such transaction after giving pro forma effect to the transaction and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either:

  •
  be permitted to incur at least $1.00 of additional indebtedness pursuant to the fixed charge coverage ratio test set forth in the applicable indenture; or

  •
  have a fixed charge coverage ratio that is equal to or greater than our fixed charge coverage ratio immediately prior to the consolidation, merger, sale, assignment, transfer, conveyance or other disposition; and

  •
  we deliver to the trustee an officers' certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable indenture.

Events of Default, Notice and Waiver

        Unless an accompanying prospectus supplement states otherwise, the following shall constitute "events of default" under the applicable indenture with respect to each series of debt securities:

  •
  we default for 30 consecutive days in the payment when due of interest on the debt securities;

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  •
  we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;

  •
  our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;

  •
  except as permitted by the applicable indenture, if debt securities are guaranteed, any guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor, or any person acting on behalf of any guarantor, shall deny, or disaffirm its obligations under its guarantee;

  •
  certain events of bankruptcy, insolvency or reorganization of B&G Foods; or

  •
  any other event of default provided with respect to securities of that series.

        Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under any indenture shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

        Any past default under an indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

        The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

        The trustee, subject to its duties during default to act with the required standard of care, may require indemnification satisfactory to it by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the applicable indenture at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under any indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

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        No holder of a debt security of any series may institute any action against us under any indenture (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series.

        We will be required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

        We may discharge or defease our obligations under each indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

        We or, if applicable, any guarantor may discharge certain obligations to holders of any series of debt securities issued under any indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

        If indicated in the applicable prospectus supplement, we, or, if applicable, the guarantors, may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series and all obligations with respect to guarantees in the case of guarantors (except in all cases as otherwise provided in the relevant indenture) ("legal defeasance") or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series ("covenant defeasance"), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer's certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer's certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

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        We may exercise our legal defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

        Under the applicable indenture, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indenture for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indenture will require the consent of each holder of debt securities that would be affected by any modification which would:

  •
  reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

  •
  reduce the rate of or change the time for payment of interest, including default interest, on any debt security;

  •
  waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

  •
  make any debt security payable in money other than that stated in the debt securities;

  •
  make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

  •
  waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);

  •
  except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;

  •
  release any applicable guarantor from any of its obligations under its guarantee or the indenture, except in accordance with the indenture;

  •
  make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or

  •
  make any change in the preceding amendment and waiver provisions.

        The indenture will permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indenture.

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Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the applicable record date.

        Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

        Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

        Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder's beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC's records.

        A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder's name if:

  •
  we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Securities Exchange Act of 1934, as amended (the Exchange Act) and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

  •
  we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

  •
  there has occurred and is continuing a default or event of default with respect to the debt securities.

        If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee's corporate office or at the offices of any paying agent or trustee appointed by us under the applicable indenture. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

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Governing Law

        Each indenture and applicable debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Trustee

        The trustee under each indenture will be set forth in any applicable prospectus supplement.

Conversion or Exchange Rights

        The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF WARRANTS

        The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we so indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement which includes this prospectus.

General

        We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

        We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

        We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

  •
  the offering price and aggregate number of warrants offered;

  •
  the currency for which the warrants may be purchased, if not U.S. dollars;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

  •
  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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  •
  in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not U.S. dollars, in which, this principal amount of debt securities may be purchased upon such exercise;

  •
  in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

  •
  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

  •
  the terms of any rights to redeem or call the warrants;

  •
  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

  •
  the dates on which the right to exercise the warrants will commence and expire;

  •
  the manner in which the warrant agreement and warrants may be modified;

  •
  federal income tax consequences of holding or exercising the warrants;

  •
  the terms of the securities issuable upon exercise of the warrants; and

  •
  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

  •
  in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

  •
  in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

        Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

        Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the

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applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

        Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

        If a warrant holder exercises only part of the warrants represented by a single certificate, the warrant agent will issue a new warrant certificate for any warrants not exercised. Unless the prospectus supplement states otherwise, no fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable.

        The exercise price and the number of shares of common stock for which each warrant can be exercised will be adjusted upon the occurrence of events described in the warrant agreement, including the issuance of a common stock dividend or a combination, subdivision or reclassification of common stock.

        Unless the prospectus supplement states otherwise, no adjustment will be required until cumulative adjustments require an adjustment of at least 1% in the exercise price. From time to time, we may reduce the exercise price as may be provided in the warrant agreement.

        Unless the prospectus supplement states otherwise, if we enter into any consolidation, merger, or sale or conveyance of our property as an entirety, the holder of each outstanding warrant will have the right to acquire the kind and amount of shares, other securities, property or cash receivable by a holder of the number of shares of common stock into which the warrants were exercisable immediately prior to the occurrence of the event.

Modification of the Warrant Agreement

        The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

  •
  to cure any ambiguity;

  •
  to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

  •
  to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF UNITS

        We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

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        The applicable prospectus supplement may describe:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

  •
  whether the units will be issued in fully-registered or global form.

        The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

PLAN OF DISTRIBUTION

        We may sell the securities described in this prospectus through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

  •
  the name or names of any underwriters and, if required, any dealers or agents;

  •
  the purchase price of the securities and the proceeds we will receive from the sale;

  •
  any underwriting discounts and other items constituting underwriters' compensation;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

        We may distribute the securities from time to time in one or more transactions at:

  •
  a fixed price or prices, which may be changed;

  •
  market prices prevailing at the time of sale;

  •
  varying prices determined at the time of sale related to such prevailing market prices; or

  •
  negotiated prices.

        Offerings of our equity securities pursuant to this prospectus may also be made into an existing trading market for such securities in transactions at other than a fixed price, either:

  •
  on or through the facilities of any national securities exchange or quotation service on which such securities may be listed or quoted at the time of sale; or

  •
  to or through a market maker otherwise than on such exchanges.

Such at-the-market offerings will be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of securities as described above.

        Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. If we use underwriters in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

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        We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

        We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

        In addition, we may sell some or all of the securities covered by this prospectus through:

  •
  purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale;

  •
  block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction; or

  •
  ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

We will include in the applicable prospectus supplement the names of any dealers and the terms of the transaction.

        In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the Securities Act).

        We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

        In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

        Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals

22

for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

        To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

        Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges for each of the five most recently completed fiscal years and any required interim periods will each be specified in a prospectus supplement or in a document we file with the SEC and incorporate by reference pertaining to the issuance, if any, by us of debt securities in the future.

LEGAL MATTERS

        In connection with particular offerings of our securities in the future, unless otherwise stated in the applicable prospectus supplement, the validity of those securities will be passed upon for us by Dechert LLP, Philadelphia, Pennsylvania. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

        The consolidated financial statements and schedule of B&G Foods, Inc. and subsidiaries as of January 2, 2016 and January 3, 2015, and for the years ended January 2, 2016, January 3, 2015 and December 28, 2013, and management's assessment of the effectiveness of internal control over financial reporting as of January 2, 2016 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. KPMG's report dated March 2, 2016, on the effectiveness of B&G Foods, Inc.'s internal control over financial reporting as of January 2, 2016, contains an explanatory paragraph that states that management excluded from its assessment of the effectiveness of B&G Foods, Inc.'s internal control over financial reporting as of January 2, 2016, Green Giant's internal control over financial reporting representing 33.0% of total assets and 11.0% of net sales included in the consolidated financial statements of B&G Foods, Inc. and

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subsidiaries as of and for the fiscal year ended January 2, 2016. KPMG's audit of internal control over financial reporting of B&G Foods, Inc. also excluded an evaluation of the internal control over financial reporting of the Green Giant business.

        The statements of net assets to be sold of the General Mills Green Giant business as May 1, 2015 and May 25, 2014 and the related statements of revenue and direct operating expenses for the fiscal years ended May 31, 2015, May 25, 2014 and May 26, 2013 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLC, independent auditors, incorporated by reference herein, and upon the authority of said experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, we file periodic reports, proxy statements and information statements and other information with the Securities and Exchange Commission.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to our company and the securities offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete; reference is made in each instance to the copy of such contract or any other document filed as an exhibit to the registration statement. Each such statement is qualified in all respects by such reference to such exhibit.

        You may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC at the SEC's public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1.800.SEC.0330 for further information on the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. B&G Foods' SEC filings are also available to the public, free of charge, from our website at www.bgfoods.com.

        We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any and all of these filings (except exhibits, unless they are specifically incorporated by reference into this prospectus). Please direct any requests for copies to:

B&G Foods, Inc.
Four Gatehall Drive
Parsippany, NJ 07054
Attention: Corporate Secretary
Telephone: 973.401.6500
Fax: 973.630.6550

INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference in this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference in this prospectus the information contained in the following documents

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(other than any portions of the respective filings that were furnished under applicable SEC rules rather than filed):

  •
  our annual report on Form 10-K for the fiscal year ended January 2, 2016 filed on March 2, 2016;

  •
  our quarterly reports on Form 10-Q for the quarter ended April 2, 2016 filed on May 5, 2016 and the quarter ended July 2, 2016 filed on August 4, 2016;

  •
  our current reports on Form 8-K filed on November 6, 2015 (as amended by Amendment No. 1 to such Form 8-K, filed on January 19, 2016), March 11, 2016, May 27, 2016 and each current report on Form 8-K filed on March 15, 2016; and

  •
  the description of our common stock contained in our registration statement on Form 8-A (Registration No. 001-32316) filed on May 16, 2007, as amended by Item 5.03 of our Current Report on Form 8-K filed on August 13, 2010, and including any future amendment or report filed for the purpose of updating such description.

        We are also incorporating by reference all other reports that we will file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of the respective filings that will be furnished under applicable SEC rules rather than filed) after the date of this prospectus and prior to the completion of the offering of any securities covered by this prospectus. The information that we file with the SEC after the date of this prospectus and prior to the completion of the offering of any securities covered by this prospectus will update and supersede the information contained in this prospectus and incorporated filings. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

        You may obtain copies of these documents from us, free of cost, by contacting us at the address or telephone number provided in "Where You Can Find More Information" immediately above.

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